[LOGO]

                                           December 28, 1999

Dear Fellow Stockholder:

    The Annual Meeting of Stockholders of U.S. Industries, Inc. will be held on February 3, 2000, beginning at 11 a.m., local time, at The Brunswick Hilton and Towers, Three Tower Center Boulevard at Tower Center, at Exit 9, New Jersey Turnpike, East Brunswick, New Jersey 08816.

    Whether or not you plan to attend in person, it is important that your shares be voted on matters that come before the meeting. You may specify your choices by marking the enclosed proxy card and returning it promptly. If you sign and return your proxy card without specifying your choices, it will be understood that you wish to have your shares voted in accordance with the directors' recommendations as set forth in the attached Proxy Statement.

                                        Sincerely,

                                        /s/ DAVID H. CLARKE

                                        David H. Clarke
                                        Chairman and Chief
                                        Executive Officer

    U.S. INDUSTRIES, INC. - 101 WOOD AVENUE SOUTH, P.O. BOX 169 - ISELIN, NJ
               08830-0169 - PHONE 732-767-0700 - FAX 732-767-2222

                             U.S. INDUSTRIES, INC.
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD FEBRUARY 3, 2000

    Notice is hereby given that the 2000 Annual Meeting of Stockholders (the "Annual Meeting") of U.S. Industries, Inc., a Delaware corporation (the "Company"), will be held at The Brunswick Hilton and Towers, Three Tower Center Boulevard at Tower Center, at Exit 9, New Jersey Turnpike, East Brunswick, New Jersey 08816, on February 3, 2000, beginning at 11 a.m., local time, for the following purposes:

    1.  To elect three directors in Class II, each for a term of three years;

    2. To approve the U.S. Industries, Inc. 2000 Annual Performance Incentive Plan;

    3.  To approve the U.S. Industries, Inc. 2000 Stock Option Plan;

    4. To approve Amendment Number Two to the Amended U.S. Industries, Inc. Stock Option Plan;

    5. To approve Amendment Number Two to the U.S. Industries, Inc. Restricted Stock Plan;

    6. To ratify the appointment of Ernst & Young LLP as the Company's independent auditors for fiscal 2000; and

    7.  To consider any other matters that may properly come before the Meeting.

    Only holders of record of the Company's common stock, par value $.01 per share, at the close of business on December 10, 1999 will be entitled to notice of and to vote at the Annual Meeting and any postponements or adjournments thereof.

                                          By Order of the Board of Directors,

                                          George H. MacLean

                                          SECRETARY

Iselin, New Jersey

December 28, 1999

        WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE,
                 SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD

                             U.S. INDUSTRIES, INC.

                            ------------------------

                                PROXY STATEMENT
                            ------------------------

    This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of U.S. Industries, Inc., a Delaware corporation (the "Company"), of proxies for use at the Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held at The Brunswick Hilton and Towers, Three Tower Center Boulevard at Tower Center, at Exit 9, New Jersey Turnpike, East Brunswick, New Jersey 08816, on February 3, 2000, at 11 a.m., local time, and at any and all postponements or adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting.

    This Proxy Statement, the Notice of Annual Meeting and the accompanying proxy card are first being mailed to stockholders on or about December 30, 1999.

    On June 11, 1998, USI Atlantic Corp. ("USI Atlantic"), a Company predecessor then known as U.S. Industries, Inc., effected a merger with Zurn
Industries, Inc. ("Zurn"). To effect this transaction, the Company was formed as a new holding company for USI Atlantic and Zurn, both of which became wholly-owned subsidiaries of the Company. In connection therewith, the Company assumed all of the equity plans of both USI Atlantic and Zurn and the Annual Performance Incentive Plan and Long-Term Incentive Plan of USI Atlantic. References to the Company will include the Company after the merger and USI Atlantic before the merger unless the context otherwise requires.

                                     VOTING

    Only stockholders of record at the close of business on December 10, 1999 (the "Record Date") are entitled to notice of the Annual Meeting and to vote the shares of common stock, par value $.01 per share, of the Company (the "Common Stock") held by them on that date at the Annual Meeting or any postponements or adjournments thereof. Each outstanding share entitles its holder to cast one vote on each matter to be voted upon at the Annual Meeting. As of the Record Date, 87,142,645 shares of Common Stock were outstanding.

    The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the shares of Common Stock outstanding on the Record Date will constitute a quorum. The three nominees for director receiving a plurality of the votes cast at the Annual Meeting in person or by proxy shall be elected. The approval of each other proposal to be considered at the Annual Meeting requires the affirmative vote of the holders of a majority of the shares present at the Annual Meeting in person or by proxy. Both abstentions and broker non-votes will count toward a quorum. Abstentions with respect to a given proposal (other than the election of directors) will be counted as "against" it. Broker non-votes with respect to a given proposal will not be counted as either "for" or "against" it, but will reduce the number of shares needed for a majority decision.

    If the accompanying proxy card is properly signed and returned to the Company and not revoked, it will be voted in accordance with the instructions contained therein. Unless contrary instructions are given, the persons designated as proxy holders in the proxy card will vote for the election of the slate of nominees proposed by the Board of Directors, for the U.S.
Industries, Inc. 2000 Annual Performance Incentive Plan, for the U.S. Industries, Inc. 2000 Stock Option Plan, for Amendment Number Two to the Amended U.S. Industries, Inc. Stock Option Plan, for Amendment Number Two to the U.S. Industries, Inc. Restricted Stock Plan, for ratification of the appointment of Ernst & Young LLP as the Company's independent accountants for fiscal 2000, and as recommended by the Board of Directors with regard to all other matters or, if no such recommendation is given, in their own discretion. Each stockholder may revoke a previously granted proxy at any time before it is exercised by filing with the Secretary of the Company a revoking instrument or a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended if the person executing the proxy attends the Annual Meeting in person and so requests in writing. Attendance at the Annual Meeting will not, in itself, constitute revocation of a previously granted proxy.

    The Company's Retirement Savings & Investment Plan (the "401(k) Plan") and similar plans maintained by its subsidiaries ("Subsidiary 401(k) Plans") provide that the trustees of each plan shall vote the number of shares of Common Stock allocated to a participant's account as instructed by the participant and that the trustees shall vote the number of shares for which no instructions are received in the same proportion as those shares in the same plan for which instructions have been received. Courts have held that trustees are required to follow participants' instructions unless they determine that doing so would breach their fiduciary responsibilities under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). Voting instruction cards are being mailed to all participants in the plans. If a participant also owns shares outside these plans, the participant must return both the proxy card and the voting instruction card as indicated on those cards. To be assured that the trustees will receive voting instruction cards on a timely basis, cards must be duly signed and received no later than January 19, 2000. The total number of shares in the 401(k) Plan and Subsidiary 401(k) Plans as of September 30, 1999 (the latest date for which such information is available from all trustees) represents approximately 2.37% of the shares of Common Stock outstanding on the Record Date.

                           OWNERSHIP OF COMMON STOCK

CERTAIN BENEFICIAL OWNERS

    The following table sets forth information as to the beneficial ownership of Common Stock by each person or group known by the Company, based upon filings pursuant to Section 13(d) or (g) under the Securities Exchange Act of 1934 (the "Exchange Act"), to own beneficially more than 5% of the outstanding Common Stock as of the Record Date.

NAME AND ADDRESS                                              NUMBER OF    PERCENT
OF BENEFICIAL OWNER                                             SHARES     OF CLASS
-------------------                                           ----------   --------
Harris Associates L.P.(1)...................................  17,251,967    19.79%
Two North LaSalle Street, Suite 500
Chicago, Illinois 60602

AXA-UAP(2)..................................................   9,588,390    11.00%
23, Avenue Matigon
75008 Paris France;

Franklin Mutual Advisers, Inc. (3)..........................   7,809,350      8.9%
777 Mariners Island Blvd.
51 John F. Kennedy Parkway
Short Hills, New Jersey 07078

Iridian Asset Management LLC(4).............................   5,039,688     5.78%
276 Post Road West
Westport, Connecticut 06880-4704

------------------------

(1) According to a Schedule 13G filed on February 11, 1999 by Harris Associates, L.P. and Harris Associates, Inc. (the sole general partner of Harris Associates, L.P.) each of such filing persons may be deemed a beneficial owner of 17,251,967 shares by reason of advisory and other relationships with the persons who own the shares; the filing person has shared voting power with respect to all such shares, sole dispositive power with respect to 7,757,317 shares and shared dispositive power with respect to 9,494,650 shares.

(2) According to a Schedule 13G/A filed on December 10, 1999 by AXA Assurances I.A.R.D. Mutuelle ("I.A.R.D."), AXA Assurances Vie Mutuelle ("AAVM"), AXA Conseil Vie Assurance Mutuelle

    ("ACVAM"), AXA Courtage Assurance Mutuelle ("ACAM"), AXA and AXA Financial, Inc. ("AFI"): (a) each of I.A.R.D., AAVM, ACVAM, ACAM and AXA beneficially owns 9,588,390 shares and has sole voting power with respect to 4,999,621 shares, shared voting power with respect to 4,056,400 shares, sole dispositive power with respect to 7,873,981 shares and shared dispositive power with respect to 1,714,409 shares (b) AFI beneficially owns 7,874,770 shares and has sole voting power with respect to 3,717,101 shares, shared voting power with respect to 4,056,400 shares, sole dispositive power with respect to 7,842,781 shares and shared dispositive power with respect to 31,989 shares and (c) the following subsidiaries of AFI beneficially own shares: (i) Alliance Capital Management L.P. (6,865,781 shares, as to which such entity exercises sole voting power with respect to 2,742,401 shares, shared voting power with respect to 4,056,400 shares and sole dispositive power with respect to all such shares), (ii) Donaldson, Lufkin & Jenrette Securities Corporation (32,289 shares, as to which such entity exercises sole dispositive power with respect to 300 shares and shared dispositive power with respect to 31,989 shares), (iii) the Equitable Life Insurance Society of the United States (111,400 shares, as to which such entity exercises sole voting power and sole dispositive power with respect to all such shares) and (iv) Wood, Struthers & Winthrop Management Corporation (2,000 shares as to which such entity has sole dispositive power with respect to all such shares).

(3) According to a Schedule 13G filed on January 27, 1999, Franklin Mutual Advisers, Inc. ("FMAI"), a direct subsidiary of Franklin Resources, Inc., may be deemed beneficial owner of 7,809,350 shares by reason of advisory and other relationships with the persons who own the shares. FMAI has sole voting power and dispositive power with respect to all such shares.

(4) According to Schedule 13G filed on February 8, 1999, by Iridian Asset Management LLC, LC Capital Management LLC ("LC"), CL Investors, Inc. ("CL"), David L. Cohen ("Cohen") and Harold J. Levy ("Levy"), Cohen and Levy may be deemed beneficial owners of 5,409,288 shares by reason of advisory and other relationships with the persons who own the shares and each has shared voting power and dispositive power with respect to all such shares. Iridian, LC and CL may be deemed beneficial owners of 5,039,688 shares and each has shared voting power and dispositive power with respect to all such shares.

DIRECTORS AND EXECUTIVE OFFICERS

    The following table sets forth the beneficial ownership of Common Stock as of the Record Date by each director of the Company, each of the executive officers named in the Summary Compensation Table included elsewhere herein and all current directors and executive officers as a group. Each director or executive officer has sole voting and investment power over the shares reported, except as noted below.

                                                                 NUMBER OF         PERCENT
NAME                                                          SHARES(1)(2)(3)      OF CLASS
----                                                          ---------------      --------
Brian C. Beazer.............................................        74,262(4)           *
John F. Bendik..............................................       147,956              *
William E. Butler...........................................        22,595              *
David H. Clarke.............................................     1,706,087(5)        1.96
George H. MacLean...........................................       115,203              *
John J. McAtee, Jr..........................................        79,467              *
Robert P. Noonan............................................        52,756              *
James O'Leary...............................................       184,247              *
The Hon. Charles H. Price II................................        44,179(6)           *
John G. Raos................................................     1,187,973(7)        1.36
Dorothy E. Sander...........................................       263,591              *
Sir Harry Solomon...........................................       100,467(8)           *
Royall Victor III...........................................        35,967              *
Mark Vorder Bruegge.........................................        20,467              *
Robert R. Womack............................................       468,077              *
All current directors and executive officers as a group (17
  persons, including the foregoing).........................     4,637,935           5.32

------------------------

* Less than 1%.

(1) Includes restricted stock held by the following individuals and all current directors and executive officers as a group, with respect to which such persons have voting power but no investment power: Mr. Bendik--95,413 shares; Mr. Clarke--576,706 shares; Mr. MacLean--96,184 shares;
    Mr. Noonan--27,500 shares; Mr. O'Leary--131,973 shares; Mr. Raos--396,970 shares; Ms. Sander--102,104 shares; Mr. Womack--88,398 shares; all current directors and executive officers as a group--1,575,616 shares.

(2) Includes shares contributed as of September 30, 1999 (the latest practicable date for such information) by the Company to match certain amounts invested by the following individuals and all current directors and executive officers as a group, in his or her 401(k) account, with respect to which such persons have voting power but no investment power: Mr. Bendik--707 shares; Mr. Clarke--6,818 shares; Mr. MacLean--6,481 shares;
    Mr. Noonan--679 shares; Mr. O'Leary--1,799 shares; Mr. Raos--6,693 shares; Ms. Sander--6,239 shares; Mr. Womack--498 shares; all current directors and executive officers as a group--47,526 shares.

(3) Includes shares which are subject to options exercisable within 60 days for the following individuals and all current directors and executive officers as a group: Mr. Beazer--18,750 shares; Mr. Bendik--44,062 shares;
    Mr. Butler--14,950 shares; Mr. Clarke--809,502 shares; Mr. MacLean--12,538 shares; Mr. McAtee--20,250 shares; Mr. Noonan--22,855 shares;
    Mr. O'Leary--30,464 shares; Mr. Price--20,250 shares; Mr. Raos--527,168 shares; Ms. Sander--119,363 shares; Sir Harry--20,250 shares;
    Mr. Victor--20,250 shares; Mr. Vorder Bruegge--11,250 shares;
    Mr. Womack--342,100 shares; all current directors and executive officers as a group--2,084,302 shares.

(4) Includes 45,000 shares held in trust for Mr. Beazer's family, as to which he has sole voting power and investment power.

(5) Includes 2,611 shares held by one of Mr. Clarke's children and Mr. Clarke's wife, as to which he disclaims beneficial ownership.

(6) Includes 750 shares held by the Charles H. and Carol Swanson Price Foundation and 10,500 shares held in trusts for the benefit of family members, in each case as to which Mr. Price has shared voting and investment power but no pecuniary interest. Also includes 300 shares held by his wife, as to which he disclaims beneficial ownership.

(7) Includes 14,972 shares held by Mr. Raos' wife and children as to which he has no voting or investment power and disclaims beneficial ownership.

(8) Includes 25,500 shares held in trust for Sir Harry's family, as to which he disclaims beneficial ownership, 25,500 shares held in trust for Sir Harry and his wife, as to which he shares voting power and investment power, and 20,000 shares held by a holding company as to which he shares voting power and investment power.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Exchange Act requires the Company's directors and executive officers to file initial reports of ownership and reports of changes in ownership of the Company's Common Stock with the SEC. Directors and executive officers are required to furnish the Company with copies of all Section 16(a) forms that they file. Based upon a review of these filings, the Company believes that its directors and executive officers were in compliance with these requirements with respect to fiscal 1999.

                             ELECTION OF DIRECTORS
                             (ITEM A ON PROXY CARD)

    The Board of Directors of the Company is divided into three classes, one with four directors and two with three directors, with each class serving three years. The term of office of directors in Class II expires at the Annual Meeting. The Board of Directors proposes that the nominees described below, all of whom are currently serving as Class II directors, be elected to Class II for a new term of three years and until their successors are duly elected and qualified. The Board of Directors has no reason to believe that any of the nominees will not serve if elected, but if any of them should become unavailable to serve as a director, and if the Board designates a substitute nominee, the persons named as proxies will vote for the substitute nominee designated by the Board.

    Directors will be elected by a plurality of the votes cast at the Annual Meeting. If elected, all nominees are expected to serve until the 2003 Annual Meeting and until their successors are duly elected and qualified.

    Set forth below is biographical information concerning each nominee as well as each director whose term of office does not expire at the Annual Meeting.

                     NOMINEES FOR ELECTION AS DIRECTORS IN
                CLASS II--TO SERVE UNTIL THE 2003 ANNUAL MEETING

    William E. Butler, 68, has served as a director of the Company since
June 1998 and was a director of Zurn from November 1992 to June 1998.
Mr. Butler was a director, Chairman and Chief Executive Officer of the Eaton Corporation (a global manufacturer of highly engineered products that serve industrial, vehicle, construction and semiconductor markets), and is a director of Applied Industrial Technologies, Inc., Ferro Corporation, The Goodyear
Tire & Rubber Company, Pitney-Bowes Inc. and Borg Warner Automotive Inc.

    The Hon. Charles H. Price II, 68, has served as a director of the Company since the spinoff of the Company's predecessor from Hanson PLC ("Hanson") in May 1995 (the "Demerger"). Mr. Price served as Chairman, President and Chief Executive Officer of Ameribanc, Inc., a bank holding company, from 1989 to 1992 and was Chairman of the Board of Mercantile Bank of Kansas City from 1992 to 1996. He served as the U.S. Ambassador to Belgium from 1981 to 1983 and the U.S. Ambassador to the Court of St. James's from 1983 to 1989. He is a director of Texaco Inc. and The New York Times
Co. Inc.

    Royall Victor III, 60, has served as a director of the Company since the Demerger. Mr. Victor was Managing Director of Chase Securities, Inc.'s Investment Banking Group from January 1994 until his retirement in July 1997. He was a Managing Director of Chemical Banking Corporation's Investment Banking Group during the balance of the past five years.

                         DIRECTORS CONTINUING IN OFFICE
             CLASS I--TERM CONTINUES UNTIL THE 2002 ANNUAL MEETING

    Brian C. Beazer, 64, has served as a director of the Company since September 17, 1996. Mr. Beazer has served as Chairman of Beazer Homes
USA, Inc., which designs, builds and sells single family homes, since 1993.

    John J. McAtee, Jr., 63, has served as a director of the Company since the Demerger. Mr. McAtee has served as Chairman of McAtee & Co., L.L.C., a transactional consulting firm, since July 1996. Mr. McAtee served as a Vice Chairman of Smith Barney Inc., an investment banking firm, from 1990 until July 1996 and previously was a partner in the law firm of Davis Polk & Wardwell. He is a director of Laser Photonics, Inc.

    John G. Raos, 50, has served as a director of the Company since the Demerger. Mr. Raos was President and Chief Operating Officer of the Company from the Demerger to September 15, 1999. He was President and Chief Operating Officer of Hanson Industries, the U.S. arm of Hanson, from 1992 until the Demerger and a director of Hanson from 1989 until the Demerger. Mr. Raos will resign as an employee and a director of the Company on the spinoff (the "Spinoff") or other disposition of USI Diversified.

            CLASS III--TERM CONTINUES UNTIL THE 2001 ANNUAL MEETING

    David H. Clarke, 58, has served as Chairman and Chief Executive Officer of the Company since the Demerger. Mr. Clarke was Vice Chairman of Hanson from 1993 until the Demerger, Deputy Chairman and Chief Executive Officer of Hanson Industries from 1992 until the Demerger and a director of Hanson from 1989 until May 1996. Mr. Clarke is a director of Fiduciary Trust International, a public company engaged in investment management and administration of assets for individuals.

    Sir Harry Solomon, 62, has served as a director of the Company since
June 8, 1995. Sir Harry is a founder and former Chairman of Hillsdown Holdings plc, a U.K. food manufacturing company. He also serves as a director of a number of companies including Frogmore Estates plc, Harveys Furnishing Plc and Consolidated Land Investments Limited.

    Mark Vorder Bruegge, 74, has served as a director of the Company since the Demerger. He was a Director of First Commercial Bank of Memphis from
February 1997 to January 1999. He was Vice Chairman of United American Bank of Memphis, Tennessee from February 1996 to February 1997 when it was purchased by First Commercial Bank of Little Rock. He served as Chairman of United American Bank from 1994 to February 1996 and as Vice Chairman of that company from 1985 to 1994.

    Robert R. Womack, 62, has served as a director of the Company since
June 1998. He has also served as a director, Chairman and Chief Executive Officer of Zurn since October 1994. Prior thereto, Mr. Womack was an independent consultant, and is the former Vice Chairman and Chief Executive Officer of IMO Industries, Inc. (a manufacturer of controls, pumps and engineered power products) and a former director, President and Chief Operating Officer of Ranco, Inc. Mr. Womack will resign as an employee and a director of Zurn effective as of December 31, 1999.

                              CORPORATE GOVERNANCE

DIRECTORS' REMUNERATION AND ATTENDANCE AT MEETINGS

    Directors who are also full-time employees of the Company receive no additional compensation for their services as directors. Each non-employee director is entitled to an annual retainer of $25,000, which is payable wholly in shares of Common Stock in four equal installments on the first business day of each calendar quarter. For the Company's fiscal year ended October 2, 1999 ("fiscal 1999"), the retainer was paid to each non-employee director by delivery of 1,801 shares of Common Stock, based on the last reported sale price of the Common Stock on the New York Stock Exchange (the "NYSE") on October 5, 1998 of $13.875 per share, plus cash in lieu of a fractional share. Each non-employee director is also entitled to an initial grant of 1,500 shares of Common Stock, an initial grant of options to purchase 7,500 shares of Common Stock and an annual grant of options to purchase 3,750 shares of Common Stock.

    Each non-employee director is entitled to a fee of $1,500 payable in cash for each Board or Committee meeting attended. The Company reimburses all reasonable expenses incurred by both employee and non-employee directors in connection with such meetings and pays the premiums on directors' and officers' liability and travel accident insurance policies insuring both employee and non-employee directors.

    The Board held eight meetings in fiscal 1999. Each director attended at least seventy-five percent of all meetings of the Board and Committees on which such director served.

COMMITTEES OF THE BOARD

    The Board has established four standing committees, an Executive Committee, an Audit Committee, a Compensation Committee and a Nominating Committee, each of which is briefly described below. The Board has also established a Special Advisory Committee described below.

    The Executive Committee has authority to act for the full Board between Board meetings, except with respect to matters that may not be delegated to a committee under Delaware law. The committee, which presently consists of Messrs. Clarke (Chairman), Raos and Sir Harry, met once during fiscal 1999.

    The Audit Committee is responsible for matters relating to accounting policies and practices, financial reporting and internal controls. Its functions include recommending to the Board the appointment of the Company's independent accountants; reviewing with representatives of the independent accountants the scope of the audit of the Company's financial statements, results of audits, audit costs, recommendations with respect to internal controls and financial matters and non-audit services; and periodically meeting with or receiving reports from the Company's principal financial and accounting officers. The committee, which presently consists of Messrs. Butler, McAtee and Victor (Chairman), met five times during fiscal 1999.

    The Compensation Committee sets the compensation of all executive officers and administers the incentive plans for executive officers (including the making of awards under such plans). The committee, which presently consists of Messrs. Beazer, Price and Vorder Bruegge (Chairman), met six times during fiscal 1999.

    The Nominating Committee is responsible for recommending nominees for the Board and the committees of the Board. The Committee, which presently consists of Messrs. Clarke, Sir Harry (Chairman) and Victor met four times during fiscal 1999.

    The Special Advisory Committee, which was formed on March 31, 1999, is responsible for reviewing and reporting to the Board with respect to the Spinoff. The Committee, which presently consists of Messrs. Butler, McAtee, Victor and Vorder Bruegge, met once during fiscal 1999.

                             EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    The Compensation Committee has delivered the following report:

EXECUTIVE OFFICER COMPENSATION

    The philosophy of the Compensation Committee is that the Company's executive compensation program should be an effective tool for fostering the creation of stockholder value. While the Compensation Committee believes that the base compensation of the Company's executive officers should be generally competitive with that provided by public companies of comparable size, the Compensation Committee believes strongly that a substantial portion of the executive officers' compensation (both cash and non-cash elements) should be contingent upon performance. Moreover, the Compensation Committee wishes to encourage substantial equity ownership by the Company's executive officers so that management's interests are closely aligned with the interests of stockholders.

BASE COMPENSATION

    The minimum base compensation levels of the Company's executive officers and certain other aspects of their compensation were originally established under employment agreements. On December 1, 1999, the Compensation Committee awarded the executive officers (other than the Chief Executive Officer) increases in base salary for calendar year 2000 following a review of each executive officer's individual performance during fiscal 1999. These merit increases average approximately 4.32% for the group. Mr. Clarke declined to be considered for any increase in base salary for the calendar year 2000 (as he had done for all prior years). The Compensation Committee believes the base salaries to be reasonable and appropriate in the context of the overall compensation program.

ANNUAL BONUS

    Under the U.S. Industries, Inc. Annual Performance Incentive Plan, the Compensation Committee determines the executive officers that are eligible for a bonus under the plan for each fiscal year and the target levels (E.G., entry level, a mid-point and a maximum level) for such bonuses. The bonus level achieved for each fiscal year is determined based on the achievement of pre-established performance targets selected by the Compensation Committee, based on management's recommendations.

    At a meeting on December 1, 1998, the Compensation Committee set, for fiscal 1999, performance targets for all participants and individual levels for participation as a percentage of base pay (ranging from 55% to 100%, the "Bonus Percentage") upon achievement of the targets, with reduced levels specified for below full-target achievements that exceed minimum or entry level performance targets set by the Compensation Committee and increased levels specified for above full-target achievements which could result in bonuses under the plan being awarded in the range of 0% to 150% of each participant's Bonus Percentage. The Compensation Committee, based on management's recommendations, set performance targets for fiscal 1999 based on the attainment of certain levels of earnings per share from continuing operations ("Earnings Per Share Performance Target"). In setting these performance targets and individual participation levels, the Compensation Committee recognized that the Annual Performance Incentive Plan provides for both an immediately payable annual award and an additional amount (I.E., the Long Term Incentive Plan Award) equal to thirty percent (30%) of the immediately payable annual award. The Long Term Incentive Plan Award is credited to the executive officer's account under the U.S. Industries, Inc. Long Term Incentive Plan (the "Long Term Incentive Plan") and deferred under the terms of that Plan with interest measured based on the rate of interest on thirty (30) year Treasury Bonds. The Compensation Committee gave weight to the fact that distributions under the Long Term Incentive Plan are generally conditioned upon an executive officer's continued employment with the Company.

    At its meeting on December 1, 1999, the Compensation Committee certified that the performance targets for the fiscal 1999 Earnings Per Share Performance Target had been met at the level indicated below. The calculation of the level of achievement of the Earnings Per Share Performance Target was confirmed in a report by the Company's independent accountants. Based on the foregoing, the Compensation Committee awarded the executive officers participating in the Annual Performance Incentive Plan during fiscal 1999 eighty-seven and one-half percent (87 1/2%) of their bonus target amount, consisting of the annual Performance Bonus amount and an amount equal to thirty (30%) of the immediately payable annual Performance Bonus amount, to be credited to the executive's account under the Long Term Incentive Plan.

    Also at its meeting on December 1, 1999, the Compensation Committee set performance targets for all participants for fiscal 2000 and individual levels for such participation as a percentage of base pay (ranging from 50% to 100%, the "Bonus Percentage") upon achievement of the targets, with reduced levels specified for below full-target achievements that exceed minimum or entry level performance targets set by the Compensation Committee and increased levels specified for above full-target achievements which could result in bonuses under the plan being awarded in the range of 0% to 150% of each participant's Bonus Percentage. The Compensation Committee, based on management's recommendations, set performance targets for fiscal 2000 based on the attainment of certain levels of earnings per share from continuing operations. In setting these performance targets and individual participation levels, the Compensation Committee considered the level of achievement of the fiscal 1999 performance targets and recognized that the Annual Performance Incentive Plan provides for both an immediately payable annual award and a Long Term Incentive Plan Award equal to thirty percent (30%) of the immediately payable annual award. The Compensation Committee gave weight to the fact that distributions under the Long Term Incentive Plan are generally conditioned upon an executive officer's continued employment with the Company.

    In order to continue to ensure that the incentive compensation payable under these programs qualifies as tax-deductible pursuant to the performance based compensation exception of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), the Board is recommending approval of the U.S. Industries, Inc. 2000 Annual Performance Incentive Plan (as described under the "Approval of U.S. Industries, Inc. 2000 Annual Performance Incentive Plan" below). No awards have been granted under such plan.

STOCK OPTIONS

    Stock options have been granted by the Compensation Committee under the Amended U.S. Industries, Inc. Stock Option Plan (the "Stock Option Plan") with an exercise price equal to the fair market value of Common Stock on the date of grant. Management makes recommendations to the Compensation Committee as to how many options will be granted to eligible executives of the Company and its subsidiaries. The Board is recommending approval of the U.S. Industries, Inc. 2000 Stock Option Plan (as described under "Approval of U.S. Industries, Inc. 2000 Stock Option Plan" below). No grants have been awarded under such plan. The Board is also recommending approval of an amendment to the Stock Option Plan eliminating the plan provision limiting Stock Option Plan awards and awards granted under the U.S. Industries, Inc. Restricted Stock Plan (the "Restricted Stock Plan") to 9.9% of the total number of shares of Common Stock issued and outstanding (as described in more detail in the "Approval of Amendment Number Two to the Amended U.S. Industries, Inc. Stock Option Plan" below)

RESTRICTED STOCK AND STOCK EQUIVALENT UNITS

    Restricted Stock has been granted by the Compensation Committee under the Restricted Stock Plan and restricted stock and stock equivalent units have been granted under the Amended U.S. Industries, Inc. 1996 Employee Stock Plan (formerly the Zurn Industries, Inc. 1996 Employee Stock Plan). Management makes recommendations to the Compensation Committee as to how many shares of restricted stock and stock equivalent events will be granted to eligible executives of the Company and its subsidiaries. The stock equivalent units granted in fiscal 1999 were replaced with an equal number of shares of restricted stock.

    The Board is recommending an amendment to the Restricted Stock Plan eliminating the 9.9% limit discussed above as it relates to restricted stock plan awards (as described in more detail in the "Approval of Amendment Number Two to the U.S. Industries, Inc. Restricted Stock Plan" below).

    The Company generally has analyzed the particular type of benefit or award and the rationale for granting such benefit or award in deciding whether it will seek to qualify the benefit or award as performance-based compensation under
Section 162(m) of the Code and expects to continue to do so in the future.

    Amounts awarded under the Annual Performance Incentive Plan, in which the Chief Executive Officer and the Company's other executive officers participate, as well as the portion of such awards deferred under the Company's Long Term Incentive Plan, are based on performance factors determined by the Compensation Committee that are intended to qualify such bonuses for the "performance-based compensation" exception of Section 162(m) of the Code. It is also intended that the stock options awarded under the Stock Option Plan will qualify for the performance-based compensation exception of Section 162(m) of the Code. The restricted stock awards are not intended to and may not qualify as performance-based compensation under Section 162(m) of the Code.

CHIEF EXECUTIVE OFFICER'S COMPENSATION

    The compensation of the Chief Executive Officer is primarily based on the employment agreement entered into with him. The Chief Executive Officer has declined to accept any increase in his base compensation for calendar years since 1996. In fiscal 1999, changes to the USI Supplemental Retirement Plan ("SRP") with respect to Mr. Clarke (as described in more detail under "Employment Agreements" below) were approved by the Compensation Committee which would increase certain of his benefits under the SRP in the event of a Change of Control of the Company (as defined in his employment agreement).

    The Chief Executive Officer has received restricted stock and stock options as described in the Summary Compensation Table. The Compensation Committee believes that these equity arrangements have created the desired mutuality of interest between the Chief Executive Officer and the stockholders, as the ultimate reward to the Chief Executive Officer from these equity arrangements primarily will be based upon the success of the Company.

                                          Respectfully submitted:

                                          Mark Vorder Bruegge, Chairman
                                          Brian C. Beazer
                                          The Honorable Charles H. Price II

SUMMARY COMPENSATION TABLE

    The following table sets forth information concerning the compensation awarded to, earned by or paid to the Chief Executive Officer and the four other most highly paid executive officers of the Company as well as to two other persons who ceased to be executive officers prior to the end of the 1999 fiscal year who are required to be included in the table (the "named executive officers") for services rendered to the Company and its subsidiaries during fiscal 1997, 1998 and 1999.

                                                                     ANNUAL COMPENSATION
                                                    ------------------------------------------------------

          NAME AND             FISCAL                                OTHER ANNUAL           RESTRICTED
   PRINCIPAL POSITION (1)       YEAR      SALARY    BONUS($)(2)   COMPENSATION ($)(3)   STOCK AWARDS($)(4)
----------------------------  --------   --------   -----------   -------------------   ------------------
David H. Clarke.............    1999     750,000      656,250           196,875               510,000
Chairman of the Board and       1998     750,000            0                 0                     0
  Chief Executive Officer       1997     750,000      750,000           225,000               943,375

John G. Raos................    1999     500,000      437,500           131,250               351,250
President and Chief             1998     500,000            0                 0                     0
  Operating Officer             1997     500,000      500,000           150,000               934,375

George H. MacLean...........    1999     298,800      185,588            55,676               365,500
Senior Vice President and       1998     282,150            0                 0                     0
  General Counsel               1997     260,000      189,000            56,700                     0

John F. Bendik..............    1999     292,500      183,750            91,875               675,125
Chairman and Chief Executive    1998     257,500            0                 0               539,266
  Officer of USI Bath &         1997     190,000      143,000            42,900               836,719
  Plumbing Products

James O'Leary...............    1999     243,417      286,344            85,903             1,078,250
Executive Vice President        1998     176,250            0                 0             1,074,280
                                1997     146,250       82,500            24,750                     0

Dorothy E. Sander...........    1999     241,375      149,450            44,835               675,125
Senior Vice President--         1998     228,875            0                 0                     0
  Administration                1997     210,875      129,000            38,700                     0

Robert P. Noonan............    1999     143,500       63,875            19,162               460,937
Corporate Controller            1998     127,000            0                 0                     0
                                1997      96,250       40,500            12,150                     0

                                LONG TERM COMPENSATION
                              ---------------------------
                              SECURITIES      ALL OTHER
          NAME AND            UNDERLYING    COMPENSATION
   PRINCIPAL POSITION (1)     OPTIONS(#)       ($)(5)
----------------------------  -----------   -------------
David H. Clarke.............    255,000        11,227
Chairman of the Board and             0        14,250
  Chief Executive Officer             0        14,201
John G. Raos................          0         7,887
President and Chief                   0         8,455
  Operating Officer                   0         8,405
George H. MacLean...........     20,000        12,740
Senior Vice President and             0        15,982
  General Counsel                10,050        14,999
John F. Bendik..............    100,000         6,892
Chairman and Chief Executive          0         6,164
  Officer of USI Bath &          13,125         5,101
  Plumbing Products
James O'Leary...............    125,000         5,802
Executive Vice President              0         5,363
                                  7,500         5,170
Dorothy E. Sander...........     90,000         6,287
Senior Vice President--               0         6,801
  Administration                 10,050         5,960
Robert P. Noonan............     37,500         4,169
Corporate Controller                  0         5,020
                                  5,625         2,818

------------------------------

(1) John G. Raos resigned as President and Chief Operating Officer of the Company as of September 15, 1999. John F. Bendik resigned as Executive Vice President of the Company on August 31, 1999. Mr. Bendik became Vice Chairman and a senior executive of USI Plumbing & Bath Products, a group of all of the subsidiaries and divisions of the Company in the plumbing and bath products business ("USI Bath & Plumbing Products") on August 31, 1999 and served in that capacity until October 4, 1999 when he became Chairman and Chief Executive Officer of USI Bath & Plumbing Products. James O'Leary became Executive Vice President of the Company on September 1, 1999; previously he served in the capacity of Senior Vice President and Chief Financial Officer.

(2) For fiscal 1997, bonuses were awarded by the Compensation Committee under the Annual Performance Incentive Plan using a formula based on the attainment of certain levels of pretax profits from continuing operations and net long-term debt reduction. For fiscal 1998, no bonuses were awarded. For fiscal 1999, bonuses were awarded by the Compensation Committee under the Annual Performance Incentive Plan using a formula based on the attainment of certain levels of earnings per share from continuing operations.

(3) Amounts represent awards under the Long Term Incentive Plan, which will be deferred in the participant's plan account. Annual distributions, constituting 15% of each participant's account, will be made commencing on December 15 of the fourth year following the initial award under the Long Term Incentive Plan, contingent on continued employment, subject to acceleration upon a Change in Control (as defined in the plan) and certain other circumstances.

(4) Mr. Clarke was awarded 37,500 shares and 30,000 shares of restricted stock under the Restricted Stock Plan (the "Restricted Stock") in fiscal 1997 and fiscal 1999, respectively. Mr. Raos was awarded 37,500 shares and 20,000 shares of Restricted Stock in fiscal 1997 and fiscal 1999, respectively.
    Mr. Bendik was awarded 22,500 shares, 20,741 shares and 16,000 shares of Restricted Stock in fiscal 1997, fiscal 1998 and fiscal 1999, respectively, and 25,000 Stock Equivalent Units in fiscal 1999. In accordance with
    Mr. Bendik's Stock Equivalent Unit award agreement, Mr. Bendik's 25,000 Stock Equivalent Units were replaced with 25,000 shares of restricted stock. Mr. MacLean was awarded 21,500 shares of Restricted Stock in 1999.
    Mr. O'Leary was awarded 38,815 shares and 66,000 shares of Restricted Stock in fiscal 1998 and fiscal 1999, respectively. In fiscal 1999, Ms. Sander and Mr. Noonan were awarded 41,000 shares and 27,500 shares of Restricted Stock, respectively. The values of the restricted stock are based upon the last reported sale price of an unrestricted share of Common Stock on the NYSE on the following dates of grants: Mr. Clarke--March 18, 1997 $24.921875 and November 13, 1998 $17.375;
    Mr Raos--March 18, 1997 $24.421875 and May 18, 1999 ($17.5625);
    Mr. Bendik--May 14, 1996 $15.50, August 14, 1997 $24.421875, December 2,
    1997 ($26.1875), November 13, 1998 $17.375 and September 1, 1999 $16.9375;
    Mr. MacLean--November 13, 1998 $17.375; Mr. O'Leary--December 2, 1997 ($26.1875), March 27, 1998 ($28.50), November 13, 1998 ($17.375) and
    September 1, 1999 ($16.9375); Ms. Sander--November 13, 1998 $17.375 and
    September 1, 1999 $16.9375; and Mr. Noonan--November 13, 1998 $17.375 and
    September 1, 1999 $16.9375. The shares of restricted stock vest seven years after grant (except for the November 13, 1998 and May 18, 1999 grants which vest on a three, five and seven year schedule), in each case subject to acceleration upon the occurrence of a Change in Control (as defined in each executive officer's employment agreement described under "Employment Agreements" below), or the occurrence of certain other events and, in the case of restricted stock (other than the November 13, 1998, the May 18, 1999, the September 1, 1999 grants), upon achievement of certain preestablished performance goals and Compensation Committee approval. Executive officers are entitled to receive dividends on their restricted stock as and when cash dividends on the Common Stock are declared by the Board. The aggregate number of shares of restricted stock and incentive shares owned by the named executives and the market value of such shares, each as of October 1, 1999, are as follows: Mr. Clarke--576,706 shares ($8,938,943); Mr. Raos--396,970 shares ($6,153,035); Mr. MacLean--96,184 shares ($1,490,852); Mr. Bendik--95,413 shares ($1,478,902);
    Mr. O'Leary--131,973 shares ($2,045,582); Ms. Sander--102,104 shares
    ($1,582,612) and Mr. Noonan--27,500 shares ($426,250). The closing price of the Common Stock ($15.50) on October 1, 1999, the last trading day of the fiscal year, was used to determine "market value."

   Effective on February 23, 1999, the Company adopted a Stock Ownership Tax
    Loan Program. The primary purpose of the loan program is to make loans to executives of the Company selected by the Compensation Committee to help such executives pay the federal, state and local taxes that are due upon the vesting of Restricted Stock, thereby encouraging them to retain the Restricted Stock. The loan interest rate is the one year term borrowing rate at which the Company may borrow from its principal lenders but in no event may the interest rate be less than the applicable federal interest rate. Messrs. Clarke, Raos and Ms. Sander are currently participating in the loan program. The largest aggregate amount of indebtedness outstanding (including accrued interest) at any time for the foregoing individuals during fiscal 1999 was $665,077, $718,272 and $309,600, respectively, and as of the date of this proxy statement these amounts remain outstanding.

(5) The amounts shown in this column include the matching contributions made by the Company to the accounts of the named executive officers pursuant to the 401(k) Plan, all of which is invested in Common Stock pursuant to the terms of the plan, and the dollar value of insurance premiums paid by or on behalf of the Company with respect to term life insurance benefits.

OPTION EXERCISES AND VALUES FOR FISCAL 1999

    The following table sets forth, with respect to each of the named executive officers, the number of share options exercised and the dollar value realized from those exercises during the 1999 fiscal year and the total number and aggregate dollar value of exercisable and non-exercisable stock options held on October 2, 1999.

                                                                              NUMBER OF           VALUE OF
                                                                        SECURITIES UNDERLYING    UNEXERCISED
                                                         IN-THE-MONEY            (#)             OPTIONS ($)
                                   UNEXERCISED OPTIONS      VALUE           EXERCISABLE/        EXERCISABLE/
                                     SHARES ACQUIRED       REALIZED         UNEXERCISABLE       UNEXERCISABLE
NAME                                 ON EXERCISE (#)         ($)             AT 10/2/99          AT 10/2/99
----                               -------------------   ------------   ---------------------   -------------
David H. Clarke..................              0                  0        770,752/255,000       4,688,716/0
John G. Raos.....................              0                  0              527,168/0       3,206,921/0
George H. MacLean................         56,194            455,133           5,026/25,024               0/0
John F. Bendik...................              0                  0         23,906/115,936       5,468/2,734
Dorothy E. Sander................              0                  0         100,601/95,024         645,131/0
James O'Leary....................              0                  0          9,839/128,750          53,757/0
Robert P. Noonan.................              0                  0          12,824/41,438      62,238/5,813

------------------------

(1) In accordance with the rules of the SEC, values are calculated by subtracting the exercise price from the fair market value of the underlying Common Stock. For purposes of the last column of this table, fair market value is deemed to be $15.50 per share, the closing price of the Common Stock reported for the NYSE Composite Transactions on October 1, 1999, the last trading day of the fiscal year.

COMPARISON OF CUMULATIVE TOTAL RETURN

    The following graph compares the performances of the Company's Common Stock with the performance of the Standard & Poor's 500 Composite Stock Price Index (the "S&P 500 Index") and a peer group index over the period from June 1, 1995, when regular way trading in the Common Stock commenced on the NYSE, through October 1, 1999, the last trading day of the fiscal year. The graph assumes that $100 was invested on June 1, 1995 in each of the Company's Common Stock, the S&P 500 Index and the peer group index, and that all dividends were reinvested into additional shares of the same class of equity securities at the frequency with which dividends are paid on such securities during the applicable fiscal year.

    Because the Company is engaged in a wide variety of consumer, building products and industrial businesses, the Company does not believe that any published industry or line-of-business index accurately mirrors the Company's businesses or weighs those businesses to match their relative contributions to the Company's overall performance. Accordingly, the Company has created a special peer group index consisting of diversified companies which, as a group, are engaged in industry segments similar to those of the Company. The common stocks of the following companies have been included in the Company's peer group index: Allied Signal Inc., Coltec Industries (acquired by another company in July 1999), Crane Co., Dover Corp., Newell Rubbermaid Inc. (formerly Newell Co.), Textron Inc., Thomas Industries Inc., Trimas Corp. (acquired by another company in February 1998) and Tyco International Ltd. The peer group weighs the returns of each constituent company according to its stock market capitalization at the beginning of each period for which a return is indicated.

                            TOTAL SHAREHOLDER RETURN

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

DOLLARS             02JUN99  JUN95   SEP95   DEC95   MAR96   JUN96   SEP96   DEC96   MAR97   JUN97   SEP97   DEC97   MAR98   JUN98
U S INDUSTRIES INC      100   99.09  112.73  133.64  150.91  175.46  190.91  250.01  256.37  259.10  316.92  329.76  329.62  271.92
S&P 500 INDEX           100  102.11  110.22  116.86  123.13  128.66  132.63  143.69  147.54  173.30  186.28  191.63  218.36  225.57
PEER GROUP              100  104.78  109.20  114.58  133.52  137.34  149.63  160.93  171.46  208.05  218.72  219.70  253.40  266.01

DOLLARS             SEP98   DEC98   MAR99   JUN99   SEP99
U S INDUSTRIES INC  166.03  203.10  182.24  189.03  175.69
S&P 500 INDEX       203.13  246.40  258.67  276.90  259.61
PEER GROUP          227.38  286.84  288.17  352.93  353.84

USI RETIREMENT PLAN

    The USI Retirement Plan (the "Retirement Plan") provides pension benefits to the Company's corporate office employees, including its executive officers. Employees will become vested in their benefits under the Retirement Plan after five years of service. Normal retirement is the later of age 65 or five years of service; however, employees who work beyond their normal retirement age will continue to accrue benefits.

    Under the Retirement Plan, the annual retirement benefits of the Company's corporate office employees, including its executive officers, will equal the greater of (i) the product of (a) 2.67% of an employee's Final Average Earnings (which excludes, among other things, bonuses) minus 2% of such employee's Social Security Benefit, multiplied by the number of years of Credited Service the employee would have been credited with through his or her Normal Retirement Date (to a maximum of 25) and (b) a fraction, the numerator of which is the actual number of years of Credited Service through December 31, 1992 (the "Freeze Date"), and the denominator of which is the number of years of Credited Service the employee would have been credited with through his Normal Retirement Date (the "Offset Formula"), and (ii) the sum of (a) 1.95% of an employee's Final Average Earnings plus (b) .65% of that portion of the employee's Final Average Earnings in excess of Covered Compensation, multiplied by the employee's years of Credited Service (to a maximum of 25). Credited service for all corporate office employees, including the Company's executive officers, includes years of service under a predecessor Hanson plan. All defined terms have the same meanings as in the Retirement Plan or as stated herein.

    The following table shows the estimated annual retirement benefits that would be payable under the Retirement Plan to the Company's corporate office employees, including its executive officers, assuming retirement at age 65 on the basis of a straight-life annuity. The table also includes benefits payable under the the SRP, an unfunded supplemental retirement plan applicable to certain executive officers of the Company, which is described below.

        FINAL                                        YEARS OF SERVICE
       AVERAGE          --------------------------------------------------------------------------
       EARNINGS            10         15         20         25         30         35         40
       --------         --------   --------   --------   --------   --------   --------   --------
$ 100,000.............  $ 23,200   $ 34,800   $ 46,400   $ 58,000   $ 58,000   $ 58,000   $ 58,000
  200,000.............    49,900     74,850     99,800    124,750    124,750    124,750    124,750
  300,000.............    76,600    114,900    153,200    191,500    191,500    191,500    191,500
  400,000.............   103,300    154,950    206,600    258,250    258,250    258,250    258,250
  500,000.............   130,000    195,000    260,000    325,000    325,000    325,000    325,000
  600,000.............   156,700    235,050    313,400    391,750    391,750    391,750    391,750
  700,000.............   183,400    275,100    366,800    458,500    458,500    458,500    458,500
  800,000.............   210,100    315,150    420,200    525,250    525,250    525,250    525,250
  900,000.............   236,800    355,200    473,600    592,000    592,000    592,000    592,000
 1,000,000............   263,500    395,250    527,000    658,750    658,750    658,750    658,750

    The named executive officers have been credited with the following years of service for purposes of benefit accrual (rounded to the nearest one-hundredth of a year): Mr. Clarke--25 years; Mr. Raos--23.42 years;
Mr. MacLean--20.33 years; Mr. Bendik--3.83 years; Mr. O'Leary--6.42 years;
Ms. Sander--15.33 years and Mr. Noonan--4.42 years. Since the base salaries of Messrs. Clarke and Raos were significantly reduced effective upon the Demerger, their current accrued Final Average Earnings ($982,639 and $612,180, respectively) exceed their annual compensation for fiscal 1999. Generally, unless termination of employment follows a Change in Control (as defined in the Retirement Plan), due to the restriction on benefit entitlements prior to age 60 under the SRP described below, the Final Average Earnings of each of Messrs. Clarke and Raos would be limited to $160,000, the Retirement Plan limit, if his employment terminated during the current fiscal year.

USI SUPPLEMENTAL RETIREMENT PLAN

    The SRP is a non-qualified, unfunded, deferred compensation plan administered by the Compensation Committee. In general terms, the purpose of the SRP is to restore to certain executive officers of the Company any benefits in excess of the benefits accrued under the Retirement Plan that would have accrued under the Offset Formula without regard to the Freeze Date (to a maximum of 25 years of Credited Service). In addition, the SRP provides for benefits in excess of the limitations on the amount of benefits accrued and compensation taken into account in any given year imposed by Sections 415 and

401(a)(17) of the Code, respectively, with respect to a qualified plan such as the Retirement Plan. Under the SRP, a participant's annual benefit is equal to 66 2/3% of his or her Average Final Compensation less 50% of his or her Social Security Benefit, multiplied by the number of years of Credited Service (to a maximum of 25) divided by 25, less the Pension Offset. The normal form of benefit under the SRP shall be a monthly annuity ceasing on the participant's death. The optional benefit forms are the forms of benefit provided under the Retirement Plan. Although Messrs. Clarke and Raos had declined to be considered for increases in their respective base salaries for 1996 through 1999 calendar years, under the terms of the SRP each executive was deemed to receive a salary increase for purposes of the SRP for each of the years equal to the average salary increase for officers employed in the Company's Iselin, New Jersey office. For purposes of the SRP Messrs. Clarke and Raos are considered to have a base salary for the 1996, 1997, 1998 and 1999 calendar years equal to $815,250, $875,008, $952,009 and $1,014,746 and $543,500, $583,339, $634,672 and $676,497
respectively. Capitalized terms used in this paragraph have the meanings defined for them in the SRP or in the Retirement Plan.

EMPLOYMENT AGREEMENTS

    The following is a summary of the employment agreements between the Company and each of the named executive officers.

    The employment agreements provide for each named executive to serve in the respective capacities indicated in the Summary Compensation Table above.
Mr. O'Leary's agreement was amended as of September 1, 1999 to reflect his promotion to Executive Vice President. Mr. Raos ceased to be President and Chief Operating Officer of the Company effective September 15, 1999.

    Mr. Clarke's term of employment will expire at the end of the current three year term and the term of employment for Messrs. O'Leary, MacLean and Ms. Sander and Messrs. Bendik and Noonan will expire at the end of the current two year terms. The term of each of the agreements is subject to automatic extension for an additional three-year term in the case of Mr. Clarke and an additional two-year term in the case of the other executives, unless either party gives at least ninety (90) days prior written notice of non-extension or the agreement is terminated earlier as discussed below. Mr. Raos' term of employment will expire on his termination of employment or, if earlier, the first to occur of certain events as described below.

    The employment agreements provide that the Company will pay Messrs. Clarke, Raos, O'Leary, Bendik and MacLean, Ms. Sander and Mr. Noonan base annual salaries at a rate of not less than $750,000, $500,000, $385,000, $370,000,
$282,150, $233,500, and $136,000 respectively. As provided in the employment agreements, each executive is eligible to receive an annual cash bonus, with a target Bonus Percentage equal to at least 100% of base salary for Messrs. Clarke and Raos, 85% of base salary for Mr. O'Leary, 80% of base salary for Mr. Bendik, 70% of base salary for Mr. MacLean and Ms. Sander, and 50% of base salary for Mr. Noonan, pursuant to the Annual Performance Incentive Plan or a successor plan satisfying the requirements for the performance-based compensation exception of Section 162(m) of the Code. The employment agreements also entitle the executives to participate generally in all pension, retirement, savings, welfare and other employee benefit plans and arrangements and fringe benefits and perquisites maintained by the Company from time to time for senior executives of a comparable level. Mr. MacLean's employment agreement provides that the Company may change Mr. MacLean's title to Special Counsel at any time after June 30, 2000 and prior to a Change in Control of the Company (as defined in his employment agreement). Mr. MacLean's agreement provides that the 70% minimum target Bonus Percentage shall not apply to the bonus for any fiscal year or portion thereof after he becomes Special Counsel and provides for special rules that apply to bonuses determined after a Change in Control of the Company (as defined in his employment agreement).

    The employment agreements provide that if the executive's employment with the Company is terminated by reason of death or disability, the executive or his legal representative will receive, in addition to accrued compensation, the prorated annual bonus of the executive based on the target Bonus Percentage for the fiscal year of the executive's death or disability, full accelerated vesting under all equity-based and long-term incentive plans (or, in the case of Mr. Bendik, vesting only under all non-equity-based long-term incentive plans and, in the case of Mr. Raos, vesting in accordance with the long-term incentive and equity plans and programs of the Company), payment of base salary on a monthly basis for a specified period (twelve (12) months in the case of Messrs. Clarke and Raos, six (6) months in the case of Messrs. O'Leary, Bendik and MacLean and Ms. Sander, and three
(3) months in the case of Mr. Noonan) and payment of spouse's and dependents' COBRA coverage premiums for no more than three (3) years, subject in the case of disability to offset against the base salary payment by the amount the executive would receive under any long-term disability program maintained by the Company.

    The employment agreement with Mr. Clarke provides that if Mr. Clarke's employment with the Company is terminated (i) by the Company other than for cause (as defined in his employment agreement) or due to a disability (as defined in his employment agreement); (ii) by the executive for good reason (as defined in his employment agreement); (iii) by the executive for any or no reason within two (2) years after a Change in Control of the Company (as defined in his employment agreement); or (iv) as a result of the Company giving notice of nonextension at the end of any three-year term ((i) through (iv) referred to herein collectively as "Severance Payment Events"), then Mr. Clarke shall be entitled to receive, among other things (a) a lump sum within five (5) days after such event equal to (i) three (3) times base salary, and (ii) three
(3) times the highest annual bonus paid or payable to Mr. Clarke by the Company for any of the previous three (3) completed fiscal years, provided that if such termination occurs on or after a Change in Control of the Company, Mr. Clarke will instead receive three times the target Bonus Percentage specified in his employment agreement, (b) accelerated full vesting under all outstanding equity-based and long-term incentive plans, (c) three (3) years of additional service and compensation credit for pension purposes, (d) three (3) years of the maximum Company contribution under any type of qualified or nonqualified 401(k) plan, (e) payment by the Company of the premiums for Mr. Clarke and his dependents' health coverage for three (3) years (all such payments being collectively referred to as the "Severance Payment") and (f) if such termination occurs after a Change in Control of the Company and Mr. Clarke is married at the time of the commencement of his benefits under the SRP his spousal death benefit under the SRP shall be the survivor benefit under a joint and 60% annuity rather than the survivor benefit under a joint and 50% annuity with no additional actuarial adjustment as a result of such change (the "Special SRP Benefit Treatment"). In addition, Mr. Clarke's employment agreement provides that if he dies or becomes disabled after a Change in Control of the Company and is married at the time of his death or disability, the Special SRP Benefit Treatment shall apply. If after a Change in Control of the Company Mr. Clarke has not attained the normal retirement date provided under the SRP as of the date of any Severance Payment Event, Mr. Clarke will be deemed to have attained his normal retirement age for purposes of the SRP and payments of amounts thereunder. In addition, if the Severance Payment to Mr. Clarke under the employment agreement, together with other amounts paid to Mr. Clarke, exceeds certain threshold amounts and results from a change in ownership (as defined in Section 280G(b)(2) of the Code), the employment agreement provides that Mr. Clarke will receive an additional amount to cover the federal excise tax and any interest or penalties with respect thereto on a "grossed up" basis. If
Mr. Clarke is terminated for cause or voluntarily resigns (which right
Mr. Clarke has on sixty (60) days' prior written notice to the Company), Mr. Clarke will only receive accrued compensation and benefits as provided in benefit plans, provided that in the event such voluntary resignation is after age sixty-two (62) there will be certain additional vesting with regard to stock options and restricted stock.

    The employment agreements with Messrs. O'Leary and MacLean, Ms. Sander and Mr. Noonan provide for substantially similar provisions on termination except that the definitions of "cause" and "good reason" have differences that afford the Company broader rights, the Severance Payment will be based on a two-time rather than three-time multiple and, in certain limited instances, will be subject to offset, there will be more limited vesting of stock options and restricted stock and, in the case of Messrs. O'Leary and MacLean and Ms. Sander, the executive may only resign and collect severance based purely on the Change in Control of the Company during a 30-day window after the first anniversary of the Change in Control of the Company. Mr. Noonan does not have the right to resign and collect severance based purely on a Change in Control.

    Mr. Bendik's agreement was amended as of August 31, 1999 to reflect his change of position to (i) Vice Chairman and a senior executive of USI Bath & Plumbing Products for the period beginning August 31, 1999 and ending
October 3, 1999 and (ii) Chairman and Chief Executive Officer of USI Bath & Plumbing Products on and after October 4, 1999. Mr. Bendik's employment agreement provides for substantially similar provisions as those of Messrs. O'Leary and MacLean, Ms. Sander and Mr. Noonan, except that the definition of Change in Control of the Company includes a Change in Control of the USI Bath and Plumbing Products Company (as defined in his employment agreement), Mr. Bendik is required to execute a release prior to receiving severance payments and he is required to comply with certain provisions relating to confidential information, non-competition and non-solicitation. In addition, in the event of certain termination events, Mr. Bendik shall receive an additional five (5) years of credited service under the SRP. In the event of a spinoff of the USI Bath & Plumbing Products, where Mr. Bendik is not initially the Chief Executive Officer of the spunoff entity (other than due to Mr. Bendik's death or physical or mental incapacity), Mr. Bendik's employment with the Company shall terminate without cause (as defined in his employment agreement) and he shall be entitled to severance benefits as if a Change in Control of the Company (as defined in his employment agreement) had occurred immediately prior to such termination. Severance payments of base salary and bonus shall be made by the Company to Mr. Bendik in a lump sum if his termination occurs following a Change in Control of the Company or if his termination occurs prior to a Change in Control of the Company, in twenty-four
(24) equal monthly installments following his date of termination.

    The employment agreement for Mr. Raos provides for substantially similar provisions as those of Mr. Clarke on a termination prior to the earliest of
(i) the Spinoff; (ii) the sale of 75% of the assets of the diversified segment prior to the Spinoff (a "Sale Event") or (iii) if certain of the companies subsidiaries are sold prior to a Spinoff or the Company publicly announces that its Board has abandoned the Spinoff or a Spinoff does not occur prior to September 30, 2000 (an "Abandoned Spinoff"). Mr. Raos' employment will terminate on a Spinoff, a Sale Event or an Abandoned Spinoff. If Mr. Raos' employment is terminated as the result of a Spinoff, Mr. Raos shall (i) vest in the unvested shares of restricted Company common stock ("Company Restricted Stock") granted to him in 1995, but forfeit all other unvested Company Restricted Stock and
(ii) vest in all his outstanding options to purchase Company common stock, but the exercise period of such stock options shall only extend to the later of January 15, 2000 or ninety (90) days after the termination event (the "Stock Option Treatment"). Mr. Raos' benefit accruals and Company obligations under the long-term incentive plan and the SRP, as well as any other employment related entitlements shall be transferred to the spunoff entity and the Company shall have no further liability with regard to such amounts and entitlements.

    If Mr. Raos' employment is terminated as the result of a Sale Event or an Abandoned Spinoff, Mr. Raos shall (i) vest in all of his Company Restricted Stock; (ii) be entitled to the Stock Option Treatment; (iii) vest in his accrued benefit under the SRP and it shall be paid out at retirement in accordance with the terms of the SRP; and (iv) in the case of a Sale Event and provided
Mr. Raos delivers and does not revoke a release and cooperates with the Company in connection with the Sale Event, be entitled to receive within thirty
(30) days after the Sale Event a lump sum incentive payment equal to $1,500,000. In addition, on a Sale Event or Abandoned Spinoff Mr. Raos' benefit accruals under the long-term incentive plan shall immediately vest and if the Abandoned Spinoff occurs during fiscal 2000 and Mr. Raos delivers and does not revoke a release, he shall be entitled to a pro rata fiscal 2000 bonus.

    The employment agreements of each of the named executive officers also provide for indemnification for actions in their corporate capacity, directors' and officers' liability insurance and (except for Mr. Noonan) coverage in most instances for legal fees incurred in enforcing their rights under their respective employment agreements.

                       APPROVAL OF U.S. INDUSTRIES, INC.
                     2000 ANNUAL PERFORMANCE INCENTIVE PLAN
                             (ITEM B ON PROXY CARD)

    On December 1, 1999 the Board, subject to stockholder approval, adopted the U.S. Industries, Inc. 2000 Annual Performance Incentive Plan (the "2000 Performance Incentive Plan"), a copy of which is annexed hereto as Exhibit A. The following description of the 2000 Performance Incentive Plan is intended only as a summary and is qualified in its entirety by reference to the 2000 Performance Incentive Plan.

    The 2000 Performance Incentive Plan is designed, among other things, to ensure that compensation which may be payable under the 2000 Performance Incentive Plan to participants who are "covered employees" as defined in
Section 162(m) of the Code and the applicable Treasury regulations thereunder will qualify as tax-deductible pursuant to the performance-based compensation exception of Section 162(m) of the Code. Section 162(m) of the Code requires, among other things, stockholder approval. Therefore, in accordance with this requirement, the 2000 Performance Incentive Plan is being submitted to stockholders for approval.

    PURPOSE. The purpose of the 2000 Performance Incentive Plan is to attract, retain and motivate key employees by providing cash performance awards to designated executive employees of the Company or its subsidiaries. If approved by stockholders, the 2000 Performance Incentive Plan will take effect for Performance Awards (as defined below), if any, payable with respect to fiscal years of the Company commencing with fiscal 2001.

    ADMINISTRATION/ELIGIBLE EMPLOYEES. The 2000 Performance Incentive Plan will be administered by the Compensation Committee, which currently is intended to be composed of not less than two individuals who qualify as "outside directors" under Section 162(m) of the Code, or another Committee of the Board satisfying such requirement (the "Committee"). The Committee shall have authority, in its sole discretion, to designate certain individuals from among the Company's or its subsidiaries' executive employees as eligible to participate in the 2000 Performance Incentive Plan for specified performance periods.

    PERFORMANCE AWARDS. Participants in the 2000 Performance Incentive Plan shall be eligible to receive a performance award ("Performance Award") based on attainment by the Company of specified performance goals which have been established by the Committee. These performance goals will be based on one or more of the following criteria selected by the Committee: (i) the attainment of certain target levels of, or a specified increase in, the Company's enterprise value or value creation targets; (ii) the attainment of certain target levels of, or a percentage increase in, the Company's after-tax or pre-tax profits including, without limitation, that attributable to the Company's continuing and/or other operations, (iii) the attainment of certain target levels of, or a specified increase in, the Company's operational cash flow, (iv) the attainment of a certain level of reduction of, or other specified objectives with regard to limiting the level of increase in all or a portion of bank debt or other of the Company's long-term or short-term public or private debt or other similar financial obligations of the Company, which may be calculated net of cash balances and/or other offsets and adjustments as may be established by the Committee, (v) the attainment of a specified percentage increase in earnings per share or earnings per share from the Company's continuing operations, (vi) the attainment of certain target levels of, or a specified percentage increase in, the Company's net sales, revenues, net income or earnings before income tax or other exclusions; (vii) the attainment of certain target levels of, or a specified increase in, the Company's return on capital employed or return on invested capital; (viii) the attainment of certain target levels of, or a percentage increase in, the Company's after-tax or pre-tax return on stockholder equity; (ix) the attainment of certain target levels in the fair market value of the Company's shares of common stock; and (x) the growth in the value of an investment in the Company's common stock assuming the reinvestment of dividends.

    In addition, such performance goals may be based upon the attainment by a subsidiary, division or other operational unit of the Company of specified levels of performance under one or more of the measures described above. Further, the performance goals may be based upon the attainment by the Company (or a subsidiary, division or other operational unit of the Company) of specified levels of performance under one or more of the foregoing measures relative to the performance of other corporations. To the extent, but only to the extent, permitted under Section 162(m) of the Code (including, without limitation, compliance with any requirements for stockholder approval), the Committee may (i) designate additional business criteria upon which the performance goals may be based, (ii) modify, amend or adjust the business criteria specified in the 2000 Performance Incentive Plan or (iii) incorporate in the performance goals provisions regarding changes in accounting methods, corporate transactions (including, without limitation, dispositions or acquisitions) and similar events or circumstances.

    No participant may receive or be credited with a Performance Award based on the achievement of performance goals for any performance period (which period may be one to three years) that exceeds $2 million for each year during the performance period. Performance periods may overlap and the payments in any one year, as long as from different performance periods, may exceed such amount.

    PAYMENT OF PERFORMANCE AWARDS. Performance Awards may be paid after the Performance Period in which they are earned, as determined by the Committee but, except to the extent permitted under Code Section 162(m) and as specifically provided in the 2000 Performance Incentive Plan with regard to a Change in Control of the Company (as defined in the 2000 Performance Incentive Plan) or certain termination events, not before the Committee certifies in writing that the applicable performance goals were satisfied. The Committee may defer payment of any Performance Award and may place such additional conditions on payment thereof as it shall determine. The Committee (i) may, in its sole discretion, award a pro-rata bonus to any participant whose employment terminated during the applicable performance period and (ii) shall be required to award at least a pro-rata bonus through the date of a Change of Control to each participant who was a participant at the time of a Change of Control.

    Notwithstanding the attainment of performance goals, the Committee has the discretion to reduce (but not increase) a Performance Award, except that the Committee shall have no such discretion for the performance period in which a Change of Control takes place, or during such performance period with regard to the prior performance period if the awards for the prior performance period have not been made by the time of the Change of Control, with regard to participants at the time of the Change of Control. In addition, upon a Change of Control, the Committee may in its sole discretion, subject to the limitations of
Section 162(m) of the Code, make an award (immediately payable) equal to a pro-rata portion (through the date of the Change of Control) of the Performance Award level payable upon achieving, but not surpassing, the target performance goals for such performance period and, if it so elects, a corresponding long term plan award (as discussed below). Any such payment shall be offset against any other award made for such performance period under the 2000 Performance Incentive Plan.

    LONG TERM PLAN AWARDS. Unless otherwise determined by the Committee with regard to any performance period, a participant who receives a Performance Award shall be entitled to be credited (except as noted above) with a long term plan award ("Long Term Incentive Plan Award") equal to 30% of his Performance Award, provided that for any participant the credited amount of the Long Term Incentive Plan Award does not exceed $600,000 for each year during a performance period and that such Long Term Incentive Plan Award will thereafter (between the last day of the fiscal year for which the award is made and the payment date) not increase by an annual measuring factor greater than the rate of 30-year Treasury bonds on the first business day of each fiscal year. The foregoing will not limit the amount credited to a participant for any year so long as the amounts are from different performance periods.

    Long Term Incentive Plan Awards are allocated to unfunded bookkeeping accounts maintained under the Long Term Incentive Plan or a successor plan, retroactive to the end of the fiscal year for which they are awarded. A participant shall have no right to receive payment of his Long Term Incentive Plan Award until such participant is entitled to receive a distribution under the Long Term Incentive Plan. If a participant terminates employment prior to Retirement Age (as defined in the Long Term Incentive Plan) other than by reason of death or disability, or is terminated for Cause (as defined in the Long Term Incentive
Plan), such participant will generally forfeit any remaining balance of his or her account under the Long Term Incentive Plan.

    AMENDMENT AND TERMINATION. The Board (or an authorized Committee thereof) may, in its sole discretion, amend or terminate the 2000 Performance Incentive Plan so long as such action does not adversely affect any rights or obligations with respect to awards already outstanding under the 2000 Performance Incentive Plan. However, without the prior approval of the Company's stockholders (to the extent required under the performance-based compensation exception of
Section 162(m) of the Code), no amendment may increase the maximum amount per performance period which can be awarded to any participant (except to the extent permitted under Section 162(m) of the Code to substitute an approximately equivalent rate in the event that the 30-year Treasury bond rate ceases to exist), change the business criteria on which the performance goals are based, change the class of eligible employees or make any other change that would require stockholder approval under the exemption for performance-based compensation under Section 162(m) of the Code.

    THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" APPROVAL OF THE U.S. INDUSTRIES, INC. 2000 PERFORMANCE INCENTIVE PLAN.

                       APPROVAL OF U.S. INDUSTRIES, INC.
                             2000 STOCK OPTION PLAN
                             (ITEM C ON PROXY CARD)

    On December 1, 1999 the Board, subject to stockholder approval, adopted the U.S. Industries, Inc. 2000 Stock Option Plan (the "Plan"), a copy of which is annexed hereto as Exhibit B. The following description of the Plan is intended only as a summary and is qualified in its entirety by reference to the Plan.

    PURPOSE. The purpose of the Plan is to enhance the profitability and value of the Company for the benefit of its stockholders by enabling the Company
(1) to offer employees of the Company and its affiliates, including prospective employees (collectively referred to as "Eligible Employees"), stock options, thereby creating a means to raise the level of stock ownership by employees in order to attract, retain and reward such individuals and strengthen the mutuality of interests between employees and the Company's stockholders, and
(2) to pay non-employee directors a portion of their current annual retainer fee in the form of shares of Common Stock, and to make awards of Common Stock and grants of stock options to non-employee directors thereby attracting, retaining and rewarding such non-employee directors, and strengthening the mutuality of interests between non-employee directors and the Company's stockholders.

    ADMINISTRATION. The Plan will be administered and interpreted by the Compensation Committee, which is currently intended to be composed of two or more non-employee directors, each of whom is intended to be a "non-employee director" as defined under Section 16(b) of the Exchange Act as then in effect or any successor provisions ("Rule 16b-3") and an "outside director" as defined under Code Section 162(m) (the "Committee"). Accordingly, such administration is intended to satisfy the requirement for administration by non-employee directors under Rule 16b-3 and the exemption for performance based compensation under
Section 162(m) of the Code, which requires administration by outside directors. The Plan is to be interpreted in accordance with the requirements of Rule 16b-3 and the exemptions for performance based compensation under Section 162(m) of the Code. With respect to awards to non-employee directors, the Plan will be administered by the Board and references to the Committee below will be deemed to refer to the Board. Awards under the Plan may not be made on or after the tenth anniversary of approval thereof, but awards granted prior to such tenth anniversary may extend beyond that date. Terms and conditions of awards may be set forth in written grant agreements, the terms of which are consistent with the terms of the Plan.

    AVAILABLE SHARES. The aggregate number of shares of Common Stock that may be subject to awards under the Plan shall not exceed 2,000,000 shares (subject to increase or decrease in the case of certain changes in the Company's capital structure or business). In general, upon termination, cancellation or expiration of an award, the unissued shares of Common Stock subject to the award will again be available for an award under the Plan. The maximum number of shares of Common Stock subject to any stock option which may be granted under the Plan during any fiscal year of the Company to any Eligible Employee shall not exceed $250,000 shares (subject to increase or decrease in the case of certain changes in the Company's capital structure or business).

    EMPLOYEE STOCK OPTIONS. The Committee shall have the authority, in its sole discretion, to grant, pursuant to the terms of the Plan, stock options to Eligible Employees that do not qualify as "incentive stock options" under
Section 422 of the Code. In particular, the Committee shall have the authority to select the Eligible Employees to whom stock options may be granted and to determine the terms and conditions of any stock option (including, but not limited to, any restriction or limitation, any vesting schedule or acceleration thereof, or any forfeiture provisions or waiver thereof regarding any stock option) as the Committee shall determine, in its sole discretion.

    The Committee shall determine the number of shares of Common Stock subject to each stock option, the term of each stock option (which may not exceed ten
(10) years after the stock option is granted), the exercise price (which shall not be less than 100% of the fair market value of a share of Common Stock at the time of grant), the time or times at which the stock option may be exercised and the other material terms of each stock option. Payment of the exercise price may be made (i) in cash or by check, bank draft or money order, (ii) with Committee approval, through the delivery of irrevocable instructions to a broker approved by the Committee to deliver promptly to the Company an amount equal to the purchase price, or (iii) on such other terms and conditions as may be acceptable to the Committee.

    The Plan authorizes the Committee, if it decides in its sole discretion, to permit "reloads" of stock options exercised, including, without limitation, permitting reloads such that the same number of stock options are granted as the number of shares used to pay for the exercise price of stock options or shares used to pay withholding taxes. The Committee may also at any time offer to buy out a recipient's stock option subject to such terms and conditions as the Committee may determine.

    Subject to limited post-employment exercise periods and vesting in certain instances, both of which are within the discretion of the Committee, awards to a participant under the Plan shall be forfeited upon any termination of employment. Certain vesting and specific post-employment exercise periods are contemplated under certain employment agreements with executives.

    NON-EMPLOYEE DIRECTOR AWARDS. The Committee shall grant to each non-employee director an initial award of 1,500 shares of Common Stock upon the date the non-employee director begins service as a non-employee director of the Board (even if previously an employee director) (representing a value of $20,531.25 based on the last sales price of the Common Stock reported on the New York Stock Exchange on December 15, 1999 of $13.6875 per share). Furthermore, as payment of the current annual non-employee director's retainer ($25,000) on the first business day of each calendar quarter in each fiscal year of the Company commencing with the first calendar quarter after the effective date of the Plan, each non-employee director shall receive an award of Common Stock pursuant to the Plan calculated by dividing $6,250 by the fair market value of the Common Stock on the first business day of the fiscal year.

    Each non-employee director shall also be granted stock options to purchase 7,500 shares of Common Stock upon the date the non-employee director begins service as a director on the Board. In addition, subject to the terms of the Plan, an award of stock options to purchase 3,750 shares of Common Stock shall be made initially on October 1, 2000 (the "Initial Grant Date") and on each anniversary of the Initial Grant Date thereafter. The exercise price of a stock option shall be 100% of the fair market value of such Common Stock at the time of grant or, the par value of the Common Stock, whichever is greater.

    Except as otherwise provided in the Plan, each stock option shall be exercisable on or after six (6) months and one (1) day after the date of grant if the director is then a director and if not previously exercised each stock option shall expire upon the tenth anniversary of the date of grant. Upon termination of a directorship for any reason other than Cause (as defined in the Plan), all outstanding stock options then exercisable shall remain exercisable for a three (3) year period commencing on the date of termination, provided that such three (3) year period shall not extend beyond the stated term of such stock options. Upon removal for Cause, failure to stand for reelection or failure to be renominated for Cause, or if the Company obtains or discovers information after termination of directorship that such participant had engaged in conduct that would have justified a removal for Cause during such directorship, all outstanding stock options shall immediately terminate and shall be null and void. Notwithstanding the foregoing, all stock options granted and not previously exercisable shall become fully exercisable immediately upon a termination of directorship due to death.

    Notwithstanding the foregoing, no stock option shall be granted to non-employee directors if on the date of grant the Company has liquidated, dissolved, merged or consolidated with another entity such that the Company is not the surviving entity (unless the Plan has been assumed by such surviving entity with respect to future grants).

    CHANGE IN CONTROL. Unless determined otherwise by the Committee at the time of grant, upon a Change in Control (as defined in the Plan), all outstanding stock options of such participant (whether an

Eligible Employee or non-employee director) granted prior to the Change in Control shall be fully vested and immediately exercisable. However, unless otherwise determined by the Committee at the time of grant, no acceleration of exercisability shall occur with regard to certain stock options that the Committee determines in good faith prior to a Change in Control will be honored or assumed or new rights substituted therefor by a participant's employer immediately following the Change in Control, unless the Committee determines otherwise. Further, unless otherwise determined by the Committee at the time of grant, if the transaction constituting a Change in Control is to be treated as a "pooling of interests" for financial reporting purposes, then there shall be no acceleration of vesting to the extent the Company's independent public accountants determine in good faith that such acceleration would preclude "pooling of interests" accounting.

    In the event of a merger or consolidation in which the Company is not the surviving corporation or in the event of a transaction that results in the acquisition of substantially all of the Company's Common Stock or all of the Company's assets, the Committee may elect to terminate all outstanding stock options granted to Eligible Employees; provided, that during the period from notification of such termination to the date of consummation of the relevant transaction (which must be at least twenty (20) days) each such participant shall have the right to exercise all of his or her stock options in full (without regard to any restrictions on exercisability).

    AMENDMENT AND TERMINATION. The Board may at any time, and from time to time, amend, in whole or in part, any or all of the provisions of the Plan, or suspend or terminate it entirely, retroactively or otherwise, except that unless otherwise required by law or specifically provided in the Plan, the rights of a participant with respect to awards granted prior to such amendment, suspension or termination, may not be impaired without the consent of such participant. In addition, without the approval of the stockholders of the Company, in accordance with Delaware law, to the extent required under Code Section 162(m), no amendment may be made which would: (i) increase the maximum individual participant limitation as provided in the Plan, (ii) change the classification of employees eligible to receive stock options under the Plan, (iii) extend the maximum stock option term, or (iv) require stockholder approval in order for the Plan to comply with the applicable provisions of Section 162(m) of the Code. The Board may amend the provisions of the Plan applicable to non-employee director awards to provide for additional or different awards to non-employee directors.

    NONTRANSFERABILITY. Awards granted under the Plan generally shall not be transferrable, except that the Committee may, in its sole discretion and subject to certain limitations, permit the transfer of stock options at the time of grant or thereafter to certain "family members" of the recipient.

               MATERIAL FEDERAL INCOME TAX CONSEQUENCES OF AWARDS

    The following discussion of the principal federal income tax consequences with respect to stock options and non-employee director awards under the Plan are based on statutory authority and judicial and administrative interpretations as of the date of this Proxy Statement, which are subject to change at any time (possibly with retroactive effect). The discussion is limited to the U.S. federal income tax consequences to individuals who are citizens or residents of the U.S., other than those individuals who are taxed on a residence basis in a foreign country. The U.S. federal income tax law is technical and complex and the discussion below represents only a general summary.

    THE FOLLOWING SUMMARY IS INCLUDED HEREIN FOR GENERAL INFORMATION ONLY AND DOES NOT PURPORT TO ADDRESS ALL THE TAX CONSIDERATIONS THAT MAY BE RELEVANT. EACH RECIPIENT OF A GRANT IS URGED TO CONSULT HIS OWN TAX ADVISOR AS TO THE SPECIFIC TAX CONSEQUENCES TO SUCH GRANTEE OF THE GRANT AND THE DISPOSITION OF COMMON STOCK.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES OF AWARDS

    STOCK OPTIONS. No income will be recognized by the recipient at the time of the grant of a non-qualified stock option. On exercise of a stock option, the amount by which the fair market value of the Common Stock on the date of exercise exceeds the stock option exercise price will be taxable to the recipient as ordinary income. The recipient's tax basis in the shares of Common Stock received upon exercise of a stock option will be equal to the amount of cash paid on exercise, plus the amount of ordinary income recognized as a result of the receipt of such shares. The subsequent disposition of shares acquired upon exercise of a stock option will ordinarily result in capital gain or loss.

    A recipient who is an officer or director of the Company or a beneficial owner of more than ten percent (10%) of any class of registered equity securities of the Company should consult with his or her tax advisor as to whether, as a result of Section 16(b) of the Exchange Act and the rules and regulations thereunder, the timing of income recognition is deferred for any period following the exercise of a stock option (the "Deferral Period"). If there is a Deferral Period, absent a written election (pursuant to Section 83(b) of the Code) filed with the Internal Revenue Service (the "IRS") within thirty (30) days after the date of transfer of the shares of Common Stock pursuant to the exercise of the stock option to include in income, as of the transfer date, the excess (on such date) of the fair market value of such shares over their exercise price, recognition of income by the recipient could, in certain instances, be deferred until the expiration of the Deferral Period.

    The ordinary income recognized with respect to the transfer of shares upon exercise of a stock option under the Plan granted to an employee, but not a non-employee director, will be subject to both wage withholding and employment taxes.

    The Company will be entitled, subject to the possible application of Sections 162(m) or 280G of the Code as discussed below, to a deduction in connection with the recipient's exercise of a stock option in an amount equal to the ordinary income recognized by the recipient.

    NON-EMPLOYEE DIRECTOR'S COMMON STOCK AWARDS. The fair market value of an award of Common Stock will be includible in a non-employee director's income as ordinary income at the time of the award, subject to the timely making of an election under Section 83(b) of the Code, and will result in deferral of income recognition to the extent that as a result of Section 16(b) of the Exchange Act the timing of recognition is deferred for a period following the Award. The recipient should consult with his or her tax advisor with regard to the extent of such deferral. The Company will be entitled to a deduction for the value of such award when the non-employee director recognizes income, but such amounts are not subject to wage withholding or employment taxes by the Company.

    PARACHUTE PAYMENTS. In the event that the payment of any award under the Plan is accelerated because of a change in ownership (as defined in Code
Section 280G(b)(2)) and such payment of an award, either alone or together with any other payments made to the recipient, constitute excess parachute payments under Section 280G of the Code, then subject to certain exceptions, a portion of such payments would be nondeductible to the Company and the recipient would be subject to a 20% excise tax on such portion of the payment.

    SECTION 162(m) OF THE CODE. Code Section 162(m) denies a deduction to any publicly held corporation for compensation paid to "covered employees" in a taxable year to the extent that such compensation exceeds $1,000,000. "Covered employees" are a company's chief executive officer on the last day of the taxable year and any other individual whose compensation is required to be reported to stockholders under the Exchange Act by reason of being among the four most highly compensated officers (other than the chief executive officer) for the taxable year and who is employed on the last day of the taxable year. Compensation paid under certain qualified performance-based compensation arrangements, which (among other things) provide for compensation based on preestablished performance goals established by a compensation committee that is comprised solely of two or more "outside directors," is not considered in determining whether a "covered employee's" compensation exceeds $1,000,000. It is intended that stock options granted under the Plan, provided they are granted at fair market value, will satisfy the requirements for the performance-based compensation exception of Section 162(m) of the Code so that the awards will not be included in a "covered employee's" compensation for the purposes of determining whether such "covered employee's" compensation exceeds $1,000,000.

    THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" APPROVAL OF THE U.S. INDUSTRIES, INC. 2000 STOCK OPTION PLAN DESCRIBED ABOVE.

              APPROVAL OF AMENDMENT NUMBER TWO TO THE AMENDED U.S.
                       INDUSTRIES, INC. STOCK OPTION PLAN
                             (ITEM D ON PROXY CARD)

    The Board and the stockholders of the Company previously approved the Stock Option Plan. The Stock Option Plan incorporates amendments effective on or before June 11, 1998.

    On February 6, 1997, the stockholders approved an amendment to the Stock Option Plan revising the plan to provide that no award may be granted under the Stock Option Plan that would cause the number of shares of Common Stock which are (i) granted under the Stock Option Plan and subject to a Restriction Period (as defined in the Stock Option Plan), (ii) granted under the Restricted Stock Plan and subject to a Vesting Period (as defined in the Restricted Stock Plan) or, (iii) in the case of a stock option granted under the Stock Option Plan, subject to acquisition pursuant to exercise of an option, to exceed 9.9 percent of the total number of shares of Common Stock issued and outstanding (assuming full dilution for all outstanding awards and other equity convertible into Common Stock) (the "9.9 Percent Limit").

    During the twelve (12) month period preceding the date of this proxy statement the Company has repurchased a significant number of shares of Common Stock decreasing the total of outstanding shares of Common Stock. It is contemplated that additional repurchases of Common Stock will be made by the Company in the future. The recent reduction in shares of outstanding Common Stock through the repurchases combined with the contemplated future repurchases may prevent the Company from utilizing the remaining number of shares originally authorized under the Stock Option Plan without violating the 9.9 Percent Limit.

    Accordingly, on December 1, 1999 the Board approved, subject to stockholder approval, an amendment to the Stock Option Plan which eliminates the 9.9 Percent Limit ("Amendment Number Two"). Amendment Number Two revises the Stock Option Plan to enable the Company to utilize the total number of shares originally authorized under the plan, thus retaining the original share limitation.

    THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" APPROVAL OF AMENDMENT NUMBER TWO TO THE AMENDED U.S. INDUSTRIES, INC. STOCK OPTION PLAN.

                        APPROVAL OF AMENDMENT NUMBER TWO
               TO THE U.S. INDUSTRIES, INC. RESTRICTED STOCK PLAN
                             (ITEM E ON PROXY CARD)

    The Board and the stockholders of the Company previously approved the Restricted Stock Plan. The Restricted Stock Plan incorporates amendments to the plan effective on or before June 11, 1998.

    For the reasons described above (under the "Approval of Amendment Number Two to the Amended U.S. Industries, Inc. Stock Option Plan"), on December 1, 1999 the Board approved, subject to stockholder approval, an amendment to the Restricted Stock Plan which eliminates the 9.9 Percent Limit as it applies to awards issued under the Restricted Stock Plan. Amendment Number Two of the Restricted Stock Plan enables the Company to utilize the total number of shares originally authorized under the plan.

    THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" APPROVAL OF AMENDMENT NUMBER TWO TO THE U.S. INDUSTRIES, INC. RESTRICTED STOCK PLAN.

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
                             (ITEM D ON PROXY CARD)

    The Board of Directors, upon the recommendation of the Audit Committee, has appointed the firm of Ernst & Young LLP as independent auditors to examine the Company's financial statements for fiscal 2000. Ernst & Young LLP were the Company's independent auditors for fiscal 1999. THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" RATIFICATION OF SUCH APPOINTMENT. If the stockholders do not ratify such appointment, it will be reconsidered by the Board.

    Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to questions.

                                 OTHER MATTERS

    As of the date of this Proxy Statement, the Company knows of no business that will be presented for consideration at the Annual Meeting other than the items specifically identified in the Notice of Annual Meeting. Proxies in the enclosed form will be voted in respect of any other business that is properly brought before the Annual Meeting in accordance with the judgment of the person or persons voting the proxies.

             STOCKHOLDER PROPOSALS AND NOMINATIONS OF BOARD MEMBERS

    If a stockholder intends to present a proposal for action at the 2001 Annual Meeting and wishes to have such proposal considered for inclusion in the Company's proxy materials in reliance on Rule 14a-8 under the Exchange Act, the proposal must be submitted in writing and received by the Company by September 6, 2000. Such proposals must also meet the other requirements of the rules of the Securities and Exchange Commission relating to stockholders' proposals.

    The By-Laws establish an advance notice procedure with regard to certain matters, including stockholder proposals and nominations of individuals for election to the Board of Directors. In general, notice of a stockholder proposal or a director nomination for an annual meeting must be received by the Company 60 days or more before the date of the annual meeting and must contain specified information and conform to certain requirements, as set forth in the By-Laws. Notice of a stockholder proposal or a director nomination for a special meeting must be received by the Company no later than the 15th day following the day on which notice of the date of a special meeting of stockholders was given. If the presiding officer at any stockholders' meeting determines that a stockholder proposal or director nomination was not made in accordance with the By-Laws, the Company may disregard such proposal or nomination.

    In addition, if a stockholder submits a proposal outside of Rule 14a-8 for the 2001 Annual Meeting, and the proposal fails to comply with the advance notice procedure prescribed by the By-Laws, then the Company's proxy may confer discretionary authority on the persons being appointed as proxies on behalf of management to vote on the proposal. Proposals and nominations should be addressed to the Secretary of the Company, George H. MacLean, U.S.
Industries, Inc., 101 Wood Avenue South, P.O. Box 169, Iselin, New Jersey 08830.

                             ADDITIONAL INFORMATION

    The cost of soliciting proxies in the enclosed form will be borne by the Company. Officers and regular employees of the Company may, but without compensation other than their regular compensation, solicit proxies by further mailing or personal conversations, or by telephone, telex or facsimile. The Company will, upon request, reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation material to the beneficial owners of Common Stock.

    THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED
OCTOBER 2, 1999, INCLUDING FINANCIAL STATEMENTS, IS ENCLOSED HEREWITH. THE COMPANY WILL FURNISH ANY EXHIBIT TO SUCH ANNUAL REPORT ON FORM 10-K UPON REQUEST BY A STOCKHOLDER DIRECTED TO GEORGE H. MACLEAN, SECRETARY, U.S.
INDUSTRIES, INC., 101 WOOD AVENUE SOUTH, BOX 169, ISELIN, NEW JERSEY 08830, FOR A FEE LIMITED TO THE COMPANY'S REASONABLE EXPENSES IN FURNISHING SUCH EXHIBITS.

                                        By Order of the Board of Directors,

                                        George H. MacLean

                                        SECRETARY

                                                                       EXHIBIT A

                             U.S. INDUSTRIES, INC.
                     2000 ANNUAL PERFORMANCE INCENTIVE PLAN
                       (EFFECTIVE AS OF OCTOBER 1, 2000)

1.  PURPOSE

    The purpose of this Plan is to attract, retain and motivate key employees by providing cash performance awards to designated key employees of the Company or its Subsidiaries. This Plan is effective for fiscal years of the Company commencing on or after October 1, 2000, subject to approval by the stockholders of the Company in accordance with the laws of the State of Delaware.

2.  DEFINITIONS

    Unless the context otherwise requires, the words which follow shall have the following meaning:

       (a) "Award"--shall mean the total annual performance award as determined by aggregating any Performance Award and Long Term Incentive Plan Award under the Plan; provided that for any Performance Period the Committee may, in its sole discretion, define "Award" to mean only a Performance Award.

       (b) "Board"--shall mean the Board of Directors of the Company.

       (c) "Change of Control of the Company"--shall have the meaning set forth in Exhibit A hereto.

       (d) "Code"--shall mean the Internal Revenue Code of 1986, as amended and any successor thereto.

       (e) "Code Section 162(m)"--shall mean the exception for performance based compensation under Section 162(m) of the Code or any successor section and the Treasury regulations promulgated thereunder.

       (f) "Company"--shall mean U.S. Industries, Inc. and any successor by merger, consolidation or otherwise.

       (g) "Committee"--shall mean the Compensation Committee of the Board or such other Committee of the Board that is appointed by the Board to administer this Plan; it is intended that all of the members of any such Committee shall satisfy the requirements to be outside directors, as defined under Code Section 162(m).

       (h) "Individual Target Award"--shall mean the targeted Performance Award for a Performance Period as specified by the Committee in accordance with Section 5 hereof.

       (i) "Long Term Incentive Plan Award"--shall mean the amount, if any, paid or payable under Section 7 hereof.

       (j) "Participant"--shall mean an executive employee of the Company or any Subsidiary selected, in accordance with Section 4 hereof, to be eligible to receive an Award in accordance with this Plan.

       (k) "Performance Award"--shall mean the amount paid or payable under
           Section 6 hereof.

       (l) "Performance Goals"--shall mean the objective performance goals, formulas and standards described in Section 6 hereof.

       (m) "Performance Period"--shall mean the period of one to three Plan Years (as specified by the Committee) over which achievement of the Performance Goals is to be measured.

       (n) "Plan"--shall mean the U.S. Industries, Inc. 2000 Annual Performance Incentive Plan.

       (o) "Plan Year"--shall mean a fiscal year of the Company.

       (p) "Pro Rata"--shall mean a portion of an Award based on the number of days worked during a Performance Period as compared to the total number of days in the Performance Period.

       (q) "Subsidiary"--shall mean any subsidiary corporation of the Company within the meaning of Section 424(f) of the Code.

3.  ADMINISTRATION AND INTERPRETATION OF THE PLAN

    The Plan shall be administered by the Committee. The Committee shall have the exclusive authority and responsibility to: (i) interpret the Plan;
(ii) approve the designation of eligible Participants; (iii) set the performance criteria for Awards within the Plan guidelines; (iv) determine whether a Long Term Incentive Plan Award will be payable with respect to any Performance Award to be earned for a Performance Period; (v) determine the timing and form of amounts to be paid out under the Plan and the conditions for payment thereof;
(vi) certify attainment of Performance Goals and other material terms;
(vii) reduce Awards as provided herein; (viii) authorize the payment of all benefits and expenses of the Plan as they become payable under the Plan;
(ix) adopt, amend and rescind rules and regulations relating to the Plan; and
(x) make all other determinations and take all other actions necessary or desirable for the Plan's administration, including, without limitation, correcting any defect, supplying any omission or reconciling any inconsistency in this Plan in the manner and to the extent it shall deem necessary to carry this Plan into effect, but only to the extent such action would be permitted under Code Section 162(m).

    Decisions of the Committee shall be made by a majority of its members. All decisions of the Committee on any question concerning the selection of Participants and the interpretation and administration of the Plan shall be final, conclusive and binding upon all parties. The Committee may rely on information, and consider recommendations, provided by the Board or the executive officers of the Company. The Plan is intended to comply with Code
Section 162(m), and all provisions contained herein shall be limited, construed and interpreted in a manner to so comply.

4.  ELIGIBILITY AND PARTICIPATION

    (a) For each Performance Period, the Committee shall select the employees of the Company or its Subsidiaries who are to participate in the Plan from among the executive employees of the Company or its Subsidiaries.

    (b) No person shall be entitled to any Award under this Plan for a Performance Period unless the individual is designated as a Participant for the Performance Period. The Committee may add to or delete individuals from the list of designated Participants at any time and from time to time, in its sole discretion, subject to any limitations required to comply with Code Section 162(m).

5.  INDIVIDUAL TARGET AWARD

    For each Participant for each Performance Period, the Committee may, in its sole discretion, specify a targeted performance award. The Individual Target Award may be expressed, at the Committee's sole discretion, as a fixed dollar amount, a percentage of base pay, or an amount determined pursuant to an objective formula or standard. The Committee's establishment of an Individual Target Award for a Participant for a Performance Period shall not imply or require that the same level Individual Target Award (if any such award is established by the Committee for the relevant employee) be set for any subsequent Performance Period. At the time the Performance Goals are established (as provided in subsection 6.2 below), the Committee shall prescribe a formula to be used to determine the percentages (which may be greater than one-hundred percent (100%)) of an Individual Target Award that may be earned or payable based upon the degree of attainment of the Performance Goals during the Performance Period. Notwithstanding anything else herein, the Committee may, in its sole discretion, elect to pay a Participant an amount that is less than the Participant's Individual Target Award (or attained percentages thereof) regardless of the degree of attainment of the Performance Goals; provided that no such discretion to reduce an Award earned based on achievement of the applicable Performance Goals shall be permitted for the Performance Period in which a Change of Control of the Company occurs, or during such Performance Period with regard to the prior Performance Period if the Awards for the prior Performance Period have not been made by the time of the Change of Control of the Company, with regard to individuals who were Participants at the time of the Change of Control of the Company.

6.  PERFORMANCE AWARD PROGRAM

    6.1 PERFORMANCE AWARDS. Subject to the satisfaction of any conditions on payment imposed by the Committee pursuant to Section 6.4 and Section 8 herein, each Participant shall be eligible to receive up to the achieved percentage of their Individual Target Award for such Performance Period (or, subject to the last sentence of Section 5, such lesser amount as determined by the Committee in its sole discretion) based upon the attainment of the objective Performance Goals established pursuant to subsection 6.2 and the formula established pursuant to Section 5. Except as specifically provided in Section 8, no Performance Award shall be made to a Participant for a Performance Period unless the minimum Performance Goals for such Performance Period are attained.

    6.2 OBJECTIVE PERFORMANCE GOALS, FORMULAE OR STANDARDS. The Committee in its sole discretion shall establish the objective performance goals, formulae or standards and the Individual Target Award (if any) applicable to each Participant or class of Participants for a Performance Period in writing prior to the beginning of such Performance Period or at such later date as permitted under Code Section 162(m) and while the outcome of the Performance Goals are substantially uncertain. Such Performance Goals may incorporate, if and only to the extent permitted under Code Section 162(m), provisions for disregarding (or adjusting for) changes in accounting methods, corporate transactions (including, without limitation, dispositions and acquisitions) and similar type events or circumstances. To the extent any such provision would create impermissible discretion under Code Section 162(m) or otherwise violate Code Section 162(m), such provision shall be of no force or effect. The Performance Goals shall be based on one or more of the following criteria: (i) the attainment of certain target levels of, or a specified increase in, enterprise value or value creation targets of the Company (or any subsidiary, division or other operational unit of the Company), (ii) the attainment of certain target levels of, or a percentage increase in after-tax or pre-tax profits of the Company, including without limitation that attributable to continuing and/or other operations of the Company (or in either case a subsidiary, division, or other operational unit of the Company); (iii) the attainment of certain target levels of, or a specified increase in, operational cash flow of the Company (or a subsidiary, division, or other operational unit of the Company); (iv) the attainment of a certain level of reduction of, or other specified objectives with regard to limiting the level of increase in all or a portion of, the Company's bank debt or other long-term or short-term public or private debt or other similar financial obligations of the Company, which may be calculated net of cash balances and/or other offsets and adjustments as may be established by the Committee; (v) the attainment of a specified percentage increase in earnings per share or earnings per share from continuing operations of the Company (or a subsidiary, division or other operational unit of the Company); (vi) the attainment of certain target levels of, or a specified percentage increase in, net sales, revenues, net income or earnings before income tax or other exclusions of the Company (or a subsidiary, division, or other operational unit of the Company); (vii) the attainment of certain target levels of, or a specified increase in, return on capital employed or return on invested capital of the Company (or any subsidiary, division or other operational unit of the Company); (viii) the attainment of certain target levels of, or a percentage increase in, after-tax or pre-tax return on stockholder equity of the Company (or any subsidiary, division or other operational unit of the Company); (ix) the attainment of certain target levels in the fair market value of the shares of the Company's common stock; and
(x) the growth in the value of an investment in the Company's common stock assuming the reinvestment of dividends.

    In addition, the Performance Goals may be based upon the attainment of specified levels of Company (or subsidiary, division or other operational unit of the Company) performance under one or more of the measures described above relative to the performance of other corporations. To the extent permitted under Code Section 162(m) (including, without limitation, compliance with any requirements for stockholder approval) but only to that extent, the Committee may: (i) designate additional business criteria on which the Performance Goals may be based, or (ii) adjust, modify or amend the aforementioned business criteria.

    6.3 MAXIMUM PERFORMANCE AWARD. The maximum Performance Award payable to a Participant (or credited to his account for future payment) based on achievement of the Performance Goals for a Performance Period is $2,000,000 for each Plan Year during the Performance Period. The foregoing shall not limit the amount payable to a Participant in a Plan Year so long as the amounts are from different Performance Periods.

    6.4 PAYMENT DATE; COMMITTEE CERTIFICATION. The Performance Awards may be paid at such time after the Performance Period in which they are earned, as determined by the Committee but not before the Committee certifies in writing that the Performance Goals specified pursuant to subsection 6.2 were, in fact, satisfied (except to the extent permitted under Code Section 162(m) and provided in Section 8 with regard to Change of Control of the Company, death or certain other termination situations). The Committee shall use its best efforts to make a determination with regard to satisfaction of the Performance Goals within two and one-half (2 1/2) months after the end of each Performance Period. The Committee may defer payment of any Performance Award and may place such additional conditions on payment thereof as it shall determine.

    6.5 CHANGE OF CONTROL. In the event of a Change of Control of the Company, any unpaid portion of any Performance Award that has been earned and certified, but is being deferred subject to payment conditions shall immediately fully vest and be paid out (subject to the minimum reduction, if any, required to satisfy the requirements of Code Section 162(m)).

7.  LONG TERM INCENTIVE PLAN AWARD PROGRAM

    7.1 LONG TERM INCENTIVE PLAN AWARD. Except as otherwise determined by the Committee with regard to any Performance Period, each Participant who is entitled to receive a Performance Award for a Performance Period shall, subject to subsection 7.2 and Section 8, also be entitled to be credited with a Long Term Incentive Plan Award in an amount equal to thirty percent (30%) of his Performance Award.

    7.2 ALLOCATION OF LONG TERM INCENTIVE PLAN AWARD. The Participant's Long Term Incentive Plan Award for any Performance Period shall be allocated to the unfunded bookkeeping account maintained for the Participant under the U.S. Industries, Inc. Long Term Incentive Plan or any successor plan so long as such plan provides for increase in value based only on either a reasonable rate of interest or on one or more predetermined actual investments (whether or not actually invested therein), such that the amount payable by the employer at the later date will be based on the actual rate of return of a specific investment (including any decrease as well as any increase in the value of an investment). Such allocation shall be credited retroactively as of the end of the Performance Period for which it is credited.

    7.3 MAXIMUM LONG TERM INCENTIVE PLAN AWARD. The maximum amount of Long Term Incentive Plan Awards that may, in accordance with subsection 7.1, be allocated to a Participant for a Performance Period is $600,000 for each Plan Year during the Performance Period and any such Long Term Incentive Plan Award shall (between the date as of which such award is credited pursuant to subsection 7.2 and the payment date) not increase by a measuring factor for each fiscal year greater than the interest rate on thirty (30) year Treasury bonds on the first business day of such fiscal year compounded annually. The foregoing shall not limit the amount allocable to a Participant for any Plan Year so long as the amounts are from different Performance Periods.

    7.4 PAYMENT DATE. The Participant shall have no right to receive payment of the Long Term Incentive Plan Awards until he has a right to receive such amounts under the terms of the U.S. Industries, Inc. Long Term Incentive Plan or a successor plan.

8.  PARTIAL AWARDS

    The Committee, in its sole and absolute discretion, may make a full or Pro Rata Award to Participants for a Performance Period in circumstances that the Committee deems appropriate including, but not limited to, a Participant's death, disability, retirement or other termination of employment during such Performance Period and the Committee shall be required to make at least a Pro Rata Award through the date of a Change of Control of the Company to each Participant who is a Participant at the time of such Change of Control. All such Awards shall be based on achievements of the Performance Goals for the Performance Period except that, to the extent permitted under Code
Section 162(m), in the case of death, disability or Change in Control of the Company during the Performance Period (or such other termination situations as permitted under Code Section 162(m)) an amount equal to or less than any Individual Target Awards may be made by the Committee either during or after the Performance Period without regard to actual achievement of the Performance Goals. Furthermore, upon a Change of Control of the Company the Committee may, in its sole discretion but only to the extent permitted under Code
Section 162(m), make an Award (payable immediately) equal to a Pro Rata portion (through the date of the Change of Control of the Company) of the Individual Target Award payable upon achieving, but not surpassing, the Performance Goals for the relevant Performance Period; with, if so determined by the Committee, a corresponding Long Term Incentive Plan Award. Any such immediate Pro Rata payment and Long Term Incentive Plan Award shall be offset against any other Award of the same types made for such Performance Period under this Plan.

9.  NON-ASSIGNABILITY

    No Award under this Plan or payment thereof nor any right or benefit under this Plan shall be subject to anticipation, alienation, sale, assignment, pledge, encumbrance, garnishment, execution or levy of any kind or charge, and any attempt to anticipate, alienate, sell, assign, pledge, encumber and to the extent permitted by applicable law, charge, garnish, execute upon or levy upon the same shall be void and shall not be recognized or given effect by the Company.

10.  NO RIGHT TO EMPLOYMENT

    Nothing in the Plan or in any notice of award pursuant to the Plan shall confer upon any person the right to continue in the employment of the Company or one of its subsidiaries or affiliates nor affect the right of the Company or any of its subsidiaries or affiliates to terminate the employment of any Participant.

11.  AMENDMENT OR TERMINATION

    While the Company hopes to continue the Plan indefinitely, it reserves the right in its Board (or a duly authorized committee thereof) to amend, suspend or terminate the Plan or to adopt a new plan in place of this Plan at any time; provided, that no such amendment shall, without the prior approval of the stockholders of the Company in accordance with the laws of the State of Delaware to the extent required under Code Section 162(m): (i) alter the Performance Goals as set forth in Section 6.2; (ii) increase the maximum amounts set forth in subsections 6.3 and 7.3 hereof, except to the extent permitted under Code
Section 162(m) to substitute an approximately equivalent rate in the event that the thirty (30) year Treasury bond rate ceases to exist; (iii) change the class of eligible employees set forth in Section 4(a); or (iv) implement any change to a provision of the Plan requiring stockholder approval in order for the Plan to continue to comply with the requirements of Code Section 162(m). Furthermore, no amendment, suspension or termination shall, without the consent of the Participant, alter or impair a Participant's right to receive payment of an Award for a Performance Period otherwise payable hereunder.

12.  SEVERABILITY

    In the event that any one or more of the provisions contained in the Plan shall, for any reason, be held to be invalid, illegal or unenforceable, in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of the Plan and the Plan shall be construed as if such invalid, illegal or unenforceable provisions had never been contained therein.

13.  WITHHOLDING

    The Company shall have the right to make such provisions as it deems necessary or appropriate to satisfy any obligations it may have to withhold federal, state or local income or other taxes incurred by reason of payments pursuant to the Plan.

14.  GOVERNING LAW

    This Plan and any amendments thereto shall be construed, administered, and governed in all respects in accordance with the laws of the State of Delaware (regardless of the law that might otherwise govern under applicable principles of conflict of laws).

                                   EXHIBIT A

    Change in Control of the Company shall mean that one (1) of the following have occurred:

        (i) any "person" as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 (the "Exchange Act") (other than the Company, any trustee or other fiduciary holding securities under any employee benefit plan of the Company, or any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of Common Stock, $.01 par value per share, of the Company ("Common Stock")), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing twenty-five percent (25%) or more of the combined voting power of the Company's then outstanding securities;

        (ii) during any period of two (2) consecutive years individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in paragraph (i), (iii), or (iv) of this section) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the Board;

        (iii) a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; provided, however, that a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person acquires more than twenty-five percent (25%) of the combined voting power of the Company's then outstanding securities shall not constitute a Change in Control of the Company; or

        (iv) the stockholders of the Company approve a plan of complete liquidation of the Company or the consummation of the sale or disposition by the Company of all or substantially all of the Company's assets other than
    (x) the sale or disposition of all or substantially all of the assets of the Company to a person or persons who beneficially own, directly or indirectly, at least fifty percent (50%) or more of the combined voting power of the outstanding voting securities of the Company at the time of the sale or
    (y) pursuant to a spinoff type transaction, directly or indirectly, of such assets to the stockholders of the Company.

                                                                       EXHIBIT B

                             U.S. INDUSTRIES, INC.
                             2000 STOCK OPTION PLAN

                                   ARTICLE I.
                                    PURPOSE

    The purpose of this U.S. Industries, Inc. 2000 Stock Option Plan (the "Plan") is to enhance the profitability and value of U.S. Industries, Inc. (the "Company") for the benefit of its stockholders by enabling the Company (1) to offer employees of the Company and its Affiliates, Stock Options, thereby creating a means to raise the level of stock ownership by employees in order to attract, retain and reward such individuals and strengthen the mutuality of interests between employees and the Company's stockholders, and (2) to pay Non-Employee Directors a portion of their current annual retainer fee in the form of shares of Common Stock, and to make awards and grants of Common Stock and Stock Options to Non-Employee Directors thereby attracting, retaining and rewarding such Non-Employee Directors, and strengthening the mutuality of interests between Non-Employee Directors and the Company's stockholders. The Plan is effective as of the date set forth in Article XIII.

                                  ARTICLE II.
                                  DEFINITIONS

    For purposes of this Plan, the following terms shall have the following meanings:

        2.1 "Acquisition Events" shall have the meaning set forth in
    Section 4.2(d).

        2.2 "Affiliate" shall mean other than the Company, (i) any corporation in an unbroken chain of corporations beginning with the Company, or in the event the Company is a Subsidiary, beginning with the Company's Parent, which owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain; (ii) any corporation, trade or business (including, without limitation, a partnership or limited liability company) which is controlled fifty percent (50%) or more (whether by ownership of stock, assets or an equivalent ownership interest or voting interest) by the Company and/or its Affiliates; or (iii) any other entity, approved by the Committee as an Affiliate under the Plan, in which the Company or any of its Affiliates has a material equity interest.

        2.3 "Award" shall mean an award of Stock Options under this Plan or Common Stock solely as provided in Article VII. All Awards shall be confirmed by, and subject to the terms of, a written agreement executed by the Company and the Participant or in the discretion of the Committee, a grant letter from the Company.

        2.4 "Board" shall mean the Board of Directors of the Company.

        2.5 "Cause" shall mean, with respect to a Participant's Termination of Employment, (1) in the case where there is no employment agreement between the Company or an Affiliate and the Participant in effect at the time of the relevant grant or where there is an employment agreement in effect at such time, but such agreement does not define cause (or words of like import), termination due to a Participant's dishonesty, fraud, insubordination, willful misconduct, refusal to perform services (for any reason other than illness or incapacity) or materially unsatisfactory performance of his or her duties for the Company or an Affiliate, as determined by the Committee in its sole discretion; or (2) in the case where there is an employment agreement between the Company or an Affiliate and the Participant in effect at the time of grant that defines cause (or words of like import), termination that is or would be deemed to be for cause (or words of like import) as defined under such employment agreement at the time of grant, as determined by the Committee in its sole discretion; provided, that any definition that is effective under an employment agreement after a Change in Control shall only be effective for purposes of this Plan after a Change in Control. With respect to a Participant's Termination of Directorship, Cause shall mean an act or a failure to act that constitutes "cause" for removal of a director under applicable Delaware law.

        2.6 "Change in Control" shall have the meaning set forth in Article IX.

        2.7 "Code" shall mean the Internal Revenue Code of 1986, as amended.

        2.8 "Committee" shall mean (a) with respect to the application of this Plan to Eligible Employees a committee of the Board appointed from time to time by the Board, which committee shall be intended to consist of two or more Non-Employee Directors, each of whom shall be (i) to the extent required by Rule 16b-3, a "non-employee director" as defined in Rule 16b-3 and (ii) to the extent required by Section 162(m) of the Code, an "outside director" as defined under Section 162(m) of the Code and (b) with respect to the application of this Plan to Non-Employee Directors, the Board. Notwithstanding the foregoing, if and to the extent that no Committee exists which has the authority to administer the Plan, the functions of the Committee shall be exercised by the Board. If for any reason the appointed Committee does not meet the requirements of Rule 16b-3 or Section 162(m) of the Code, such noncompliance with the requirements of Rule 16b-3 or
    Section 162(m) of the Code shall not affect the validity of the awards, grants, interpretations or other actions of the Committee.

        2.9 "Common Stock" shall mean, subject to Article IV hereof, the common stock, $.01 par value per share, of the Company.

        2.10 "Company" shall mean U.S. Industries, Inc. and any successors and assigns.

        2.11 "Detrimental Activity" shall mean (i) the disclosure to anyone outside the Company or its Affiliates, or the use in other than the Company's or its Affiliate's business, without written authorization from the Company, of any confidential information or proprietary information, relating to the business of the Company or its Affiliates, acquired by a Participant prior to the Participant's Termination of Employment;
    (ii) activity while employed that results, or if known could result, in the Participant's Termination of Employment that is classified by the Company as a termination for cause; (iii) any attempt, directly or indirectly, to solicit, induce or hire (or the identification for solicitation, inducement or hiring of) any non-clerical employee of the Company or its Affiliates to be employed by, or to perform services for, the Participant or any person or entity with which the Participant is associated (including, but not limited to, due to the Participant's employment by, consultancy for, equity interest in, or creditor relationship with such person or entity) or any person or entity from which the Participant receives direct or indirect compensation or fees as a result of such solicitation, inducement or hire (or the identification for solicitation, inducement or hire) without, in all cases, written authorization from the Company; (iv) any attempt, directly or indirectly, to solicit in a competitive manner any current or prospective customer of the Company or its Affiliates without, in all cases, written authorization from the Company; (v) the Participant's Disparagement, or inducement of others to do so, of the Company or its Affiliates or their past and present officers, directors, employees or products; (vi) without written authorization from the Company, the rendering of services for any organization, or engaging, directly or indirectly, in any business, which is competitive with the Company or its Affiliates, or which organization or business, or the rendering of services to such organization or business, is otherwise prejudicial to or in conflict with the interests of the Company or its Affiliates, provided however that competitive activities shall only be those competitive with any business unit or Affiliate of the Company with regard to which the Participant performed services at any time within the two (2) years prior to the Termination of Employment of the Participant; or
    (vii) any other conduct or act determined by the Committee, in its sole discretion, to be injurious, detrimental or prejudicial to any interest of the Company or its Affiliates. For purposes of subparagraphs (i), (iii),
    (iv) and (vi) above, the Chief Executive Officer and the General Counsel of the Company shall each have authority to provide the Participant with written authorization to engage in the activities contemplated thereby and no other person shall have authority to provide the Participant with such authorization.

        2.12 "Disability" shall mean, with respect to a Participant's Termination of Employment, (1) in the case where there is no employment agreement between the Company or an Affiliate and the Participant in effect at the time of the relevant grant, or where there is an employment agreement in effect at such time, but such agreement does not define disability, total and permanent disability, as defined in Section 22(e)(3) of the Code, as determined by the Committee in its sole discretion; or (2) in the case where there is an employment agreement between the Company or an Affiliate and the Participant at the time of the relevant grant that defines disability, disability as defined under such employment agreement at the time of grant, as determined by the Committee in its sole discretion.

        2.13 "Disparagement" shall mean making comments or statements to the press, the Company's or its Affiliates' employees or any individual or entity with whom the Company or its Affiliates has a business relationship which would adversely affect in any manner: (i) the conduct of the business of the Company or its Affiliates (including, without limitation, any products or business plans or prospects), or (ii) the business reputation of the Company or its Affiliates, or any of their products, or their past or present officers, directors or employees.

        2.14 "Effective Date" shall mean the effective date of the Plan as defined in Article XIII.

        2.15 "Eligible Employees" shall mean the employees of the Company and its Affiliates, including Prospective Employees, who are eligible pursuant to Article V to be granted Options under this Plan.

        2.16 "Exchange Act" shall mean the Securities Exchange Act of 1934.

        2.17 "Fair Market Value" for purposes of this Plan, unless otherwise required by any applicable provision of the Code or any regulations issued thereunder, shall mean, as of any date, the last sales price reported for the Common Stock on the applicable date, (i) as reported by the principal national securities exchange in the United States on which it is then traded or The Nasdaq Stock Market, Inc., or (ii) if not traded on any such national securities exchange or The Nasdaq Stock Market, Inc., as quoted on an automated quotation system sponsored by the National Association of Securities Dealers, Inc., or if the Common Stock shall not have been reported or quoted on such date, on the first day prior thereto on which the Common Stock was reported or quoted; provided, that the Committee may modify the definition of Fair Market Value to reflect any changes in the trading practices of any exchange on which the Common Stock is listed or traded. For purposes of the grant of any Stock Option, the applicable date shall be the day prior to the date on which the Option is granted. If the Common Stock is not readily tradable on a national securities exchange, The Nasdaq Stock Market, Inc. or any system sponsored by the National Association of Securities Dealers, Inc., the method of determining Fair Market Value or the Fair Market Value shall be set in good faith by the Committee on the advice of a registered investment adviser (as defined under the Investment Advisers Act of 1940).

        2.18 "Good Reason" shall mean, with respect to a Participant's Termination of Employment, (1) in the case where there is no employment agreement between the Company or an Affiliate and the Participant in effect at the time of the relevant grant, or where there is an employment agreement in effect at such time, but such agreement does not define good reason (or words of like import), a voluntary termination due to good reason, as the Committee, in its sole discretion, decides to treat as a Good Reason termination; or (2) in the case where there is an employment agreement between the Company or an Affiliate and the Participant in effect at the time of the relevant grant that defines good reason (or words of like import), a termination due to good reason (or words of like import), as defined in such employment agreement at the time of grant, as determined by the Committee in its sole discretion; provided that any definition that is effective under an employment agreement after a Change in Control shall only be effective for purposes of this Plan after a Change in Control.

        2.19 "Non-Employee Director" shall mean a director of the Company who is not an active employee of the Company or an Affiliate.

        2.20 "Parent" shall mean any parent corporation of the Company within the meaning of Section 424(e) of the Code.

        2.21 "Participant" shall mean a person to whom an Award has been made pursuant to this Plan.

        2.22 "Prospective Employee" shall mean an individual who has committed to become an employee of the Company or an Affiliate within sixty (60) days from the date a Stock Option is to be granted to such individual.

        2.23 "Retirement" shall mean Termination of Employment of a Participant (other than a Termination of Employment for Cause or within ninety
    (90) days after an event which would be grounds for a Termination of Employment for Cause) who has attained (1) at least age sixty-five (65);
    (2) at least age sixty-two (62) and performed ten (10) or more years of service with the Company (or its predecessors) and/or an Affiliate; or
    (3) such earlier date after age fifty-five (55) as approved by the Committee with regard to such Participant.

        2.24 "Rule 16b-3" shall mean Rule 16b-3 under Section 16(b) of the Exchange Act as then in effect or any successor provisions.

        2.25 "Section 162(m) of the Code" shall mean the exception for performance-based compensation under Section 162(m) of the Code and any Treasury regulations thereunder.

        2.26 "Stock Option" or "Option" shall mean any Option to purchase shares of Common Stock granted to Eligible Employees pursuant to Article VI and Non-Employee Directors pursuant to Article VII.

        2.27 "Subsidiary" shall mean any subsidiary corporation of the Company within the meaning of Section 424(f) of the Code.

        2.28 "Ten Percent Stockholder" shall mean a person owning stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, its Subsidiaries or its Parent.

        2.29 "Termination of Directorship" shall mean, with respect to a Non-Employee Director, that the Non-Employee Director has ceased to be a director of the Company.

        2.30 "Termination of Employment," except as provided in the next sentence, shall mean (1) a termination of service (for reasons other than a military or personal leave of absence granted by the Company) of a Participant from the Company and its Affiliates; or (2) an entity that is employing a Participant has ceased to be an Affiliate, unless the Participant thereupon becomes employed by the Company or another Affiliate. The Committee may otherwise define Termination of Employment in the Award agreement or, if no rights of a Participant are reduced, may otherwise define Termination of Employment thereafter.

        2.31 "Transfer" or "Transferred" shall mean anticipate, alienate, attach, sell, assign, pledge, encumber, charge or otherwise transfer.

                                  ARTICLE III.
                                 ADMINISTRATION

    3.1 THE COMMITTEE. The Plan shall be administered and interpreted by the Committee.

    3.2 AWARDS. The Committee shall have full authority to grant, pursuant to the terms of this Plan, Stock Options to Eligible Employees. Common Stock and Stock Options shall be granted to Non-Employee Directors pursuant to
Article VII. In particular, the Committee shall have the authority:

        (a) to select the Eligible Employees to whom Options may from time to time be granted hereunder;

        (b) to determine whether and to what extent Options are to be granted hereunder to one or more Eligible Employees;

        (c) to determine the terms and conditions, not inconsistent with the terms of this Plan, of any Option granted hereunder to an Eligible Employee (including, but not limited to, the share price, any restriction or limitation, any vesting schedule or acceleration thereof, or any forfeiture restrictions or waiver thereof, regarding any Option, and the shares of Common Stock relating thereto, based on such factors, if any, as the Committee shall determine, in its sole discretion);

        (d) to determine whether and under what circumstances a Stock Option may be settled in cash or Common Stock;

        (e) to determine whether, to what extent and under what circumstances to provide loans (which shall be on a recourse basis and shall bear a reasonable rate of interest) to Eligible Employees in order to purchase shares of Common Stock under the Plan;

        (f) to modify, extend or renew a Stock Option, subject to Sections 10.1 and 6.3(f) hereof; and

        (g) to determine whether to require an Eligible Employee, as a condition of the granting of an Option, not to sell or otherwise dispose of shares acquired pursuant to the exercise of an Option for a period of time as determined by the Committee, in its sole discretion, following the date of the acquisition of such Option.

    3.3  GUIDELINES.

        (a) Subject to Article X hereof, the Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing this Plan and perform all acts, including the delegation of its administrative responsibilities, as it shall, from time to time, deem advisable; to construe and interpret the terms and provisions of this Plan and any Award issued under this Plan (and any agreements relating thereto); and to otherwise supervise the administration of this Plan. The Committee may correct any defect, supply any omission or reconcile any inconsistency in this Plan or in any agreement relating thereto in the manner and to the extent it shall deem necessary to carry this Plan into effect. To the extent applicable, this Plan is intended to comply with the applicable requirements of Rule 16b-3 and with regard to Options, the applicable provisions of
    Section 162(m) of the Code and shall be limited, construed and interpreted in a manner so as to comply therewith.

        (b) Without limiting the foregoing, the Committee shall have the authority to establish special guidelines, provisions and procedures applicable to Awards granted to persons who are residing or employed in, or subject to, the taxes of, countries other than the United States to accommodate differences in applicable tax, securities or other local law. The Committee may adopt supplements or amendments to the Plan to reflect the specific requirements of local laws and procedures of non-United States jurisdictions without affecting the terms of the Plan as then in effect for any other purposes.

    3.4 DECISIONS FINAL. Any decision, interpretation or other action made or taken in good faith by or at the direction of the Company, the Board, or the Committee (or any of its members) arising out of or in connection with the Plan shall be within the absolute discretion of all and each of them, as the case may be, and shall be final, binding and conclusive on the Company and all employees and Participants and their respective heirs, executors, administrators, successors and assigns.

    3.5 PROCEDURES. If the Committee is appointed, the Board of Directors shall designate one of the members of the Committee as chairman and the Committee shall hold meetings, subject to the By-Laws of the Company, at such times and places as the Committee shall deem advisable, including, without limitation, by telephone conference or by written consent. A majority of the Committee members shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members. Any decision or determination reduced to writing and signed by all the Committee members in accordance with the By-Laws of the Company, shall be fully as effective as if it had been made by a vote at a meeting duly called and held. The Committee shall keep minutes of its meetings and shall make such rules and regulations for the conduct of its business as it shall deem advisable.

    3.6  DESIGNATION OF CONSULTANTS/LIABILITY.

        (a) The Committee may designate employees of the Company and professional advisors to assist the Committee in the administration of the Plan and may grant authority to employees to execute agreements or other documents on behalf of the Committee.

        (b) The Committee may employ such legal counsel, consultants and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion received from any such counsel or consultant and any computation received from any such consultant or agent. Expenses incurred by the Committee or Board in the engagement of any such counsel, consultant or agent shall be paid by the Company. The Committee, its members and any person designated pursuant to paragraph (a) above shall not be liable for any action or determination made in good faith with respect to the Plan. To the maximum extent permitted by applicable law, no officer or former officer of the Company or member or former member of the Committee or of the Board shall be liable for any action or determination made in good faith with respect to the Plan or any Award granted under it. To the maximum extent permitted by applicable law and the Certificate of Incorporation and By-Laws of the Company and to the extent not covered by insurance directly insuring such person, each officer or former officer and member or former member of the Committee or of the Board shall be indemnified and held harmless by the Company against any cost or expense (including reasonable fees of counsel reasonably acceptable to the Company) or liability (including any sum paid in settlement of a claim with the approval of the Company), and advanced amounts necessary to pay the foregoing at the earliest time and to the fullest extent permitted, arising out of any act or omission to act in connection with the administration of the Plan, except to the extent arising out of such officer's or former officer's, member's or former member's own fraud or bad faith. Such indemnification shall be in addition to any rights of indemnification the employee, officer, director or member or former employee, officer, director or member may have under applicable law or under the Certificate of Incorporation or By-Laws of the Company or any Affiliate. Notwithstanding anything else herein, this indemnification will not apply to the actions or determinations made by an individual with regard to Awards granted to him or her under this Plan.

                                  ARTICLE IV.
                          SHARE AND OTHER LIMITATIONS

    4.1  SHARES.

        (a) GENERAL LIMITATION. The aggregate number of shares of Common Stock that may be the subject of Awards under this Plan shall not exceed 2,000,000 shares (subject to any increase or decrease pursuant to Section 4.2) which may be either authorized and unissued Common Stock or Common Stock held in or acquired for the treasury of the Company or both. If either (i) any Option granted under this Plan expires, terminates or is canceled for any reason without having been exercised in full or (ii) the Company repurchases any Option pursuant to Section 6.3(e), the number of underlying shares of Common Stock shall again be available for the purposes of Awards under the Plan. In addition, if Common Stock has been exchanged by a Participant as full or partial payment to the Company, or for required withholding, in connection with the exercise of a Stock Option or the number of shares of Common Stock otherwise deliverable has been reduced for withholding, the number of shares of Common Stock exchanged as payment in connection with the exercise or for withholding or reduced for withholding shall again be available under the Plan.

        (b) INDIVIDUAL PARTICIPANT LIMITATIONS. The maximum number of shares of Common Stock subject to any Option which may be granted under this Plan during any fiscal year of the Company to any Eligible Employee shall not exceed 250,000 shares (subject to any increase or decrease pursuant to Section 4.2).

    4.2  CHANGES.

        (a) The existence of the Plan and the Options granted hereunder shall not affect in any way the right or power of the Board or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company's capital structure or its business, any merger or consolidation of the Company or its Affiliates, any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting Common Stock, the dissolution or liquidation of the Company or its Affiliates, any sale or transfer of all or part of its assets or business or any other corporate act or proceeding.

        (b) In the event of any such change in the capital structure or business of the Company by reason of any stock dividend or distribution, stock split or reverse stock split, recapitalization, reorganization, merger, consolidation, split-up, combination or exchange of shares, non-cash distribution with respect to its outstanding Common Stock of capital stock other than Common Stock, reclassification of its capital stock, any sale or transfer of all or part of the Company's assets or business, or any similar change affecting the Company's capital structure or business and the Committee determines in good faith that an adjustment is necessary or appropriate under the Plan to prevent substantial dilution or enlargement of the rights granted to, or available for, Participants under the Plan or as otherwise necessary to reflect the change, then the aggregate number and kind of shares which thereafter may be issued under this Plan, the number and kind of shares or other property (including cash) to be issued upon exercise of an outstanding Option granted under this Plan and the purchase price thereof, and the number of shares of Common Stock to be awarded pursuant to Article VII hereof and other Awards granted under this Plan shall be appropriately adjusted consistent with such change, and such other changes in the Awards may be made in such manner as the Committee may deem equitable to prevent substantial dilution or enlargement of the rights granted to, or available for, Participants under this Plan or as otherwise necessary to reflect the change, and any such adjustment determined by the Committee in good faith shall be binding and conclusive on the Company and all Participants and employees and their respective heirs, executors, administrators, successors and assigns. Except as provided in this
    Section 4.2, a Participant shall have no rights by reason of any issue by the Company of stock of any class or securities convertible into stock of any class, any subdivision or consolidation of shares of stock of any class, the payment of any stock dividend, any other increase or decrease in the number of shares of stock of any class, any sale or transfer of all or part of the Company's assets or business or any other change affecting the Company's capital structure or business.

        (c) Fractional shares of Common Stock resulting from any adjustment pursuant to Section 4.2(a) or (b) shall be aggregated until, and eliminated, by rounding down for fractions less than one-half and rounding up for fractions equal to or greater than one-half. No fractional shares of Common Stock shall be issued under the Plan. No cash settlements shall be made with respect to any fractional shares of Common Stock eliminated by rounding. Notice of any adjustment shall be given by the Committee to each Participant whose Award has been adjusted and such adjustment (whether or not such notice is given) shall be effective and binding for all purposes of the Plan.

        (d) In the event of a merger or consolidation in which the Company is not the surviving entity or in the event of any transaction that results in the acquisition of substantially all of the Company's outstanding Common Stock by a single person or entity or by a group of persons and/or entities acting in concert, or in the event of the sale or transfer of all or substantially all of the Company's assets (all of the foregoing being referred to as "Acquisition Events"), then the Committee may, in its sole discretion, terminate all outstanding Options of each Participant effective as of the date of the Acquisition Event, by delivering notice of termination to each such Participant at least twenty (20) days prior to the date of consummation of the Acquisition Event; provided, that, unless otherwise determined at the time of grant, during the period from the date on which such notice of termination is delivered to the consummation of the Acquisition Event, each such Participant shall have the right to exercise in full all of his or her Options that are then outstanding (whether vested or not vested and without regard to any limitations on exercisability otherwise contained in the Option) but contingent on occurrence of the Acquisition Event, and, provided that, if the Acquisition Event does not take place within a specified period after giving such notice for any reason whatsoever, the notice and exercise shall be null and void. If an Acquisition Event occurs, to the extent the Committee does not terminate the outstanding Options pursuant to this Section 4.2(d), then the provisions of
    Section 4.2(b) shall apply.

    4.3 MINIMUM PURCHASE PRICE. Notwithstanding any provision of this Plan to the contrary, if authorized but previously unissued shares of Common Stock are issued under this Plan, such shares shall not be issued for a consideration which is less than par value.

                                   ARTICLE V.
                                  ELIGIBILITY

    5.1 GENERAL ELIGIBILITY. All Eligible Employees of the Company and its Affiliates shall be eligible for grants of Stock Options. Eligibility for the grant of an Option and actual participation in this Plan shall be determined by the Committee in its sole discretion.

    5.2 NON-EMPLOYEE DIRECTORS. Non-Employee Directors shall be eligible for Common Stock awards and Stock Option grants in accordance with Article VII of the Plan.

                                  ARTICLE VI.
                          EMPLOYEE STOCK OPTION GRANTS

    6.1 OPTIONS. Options granted hereunder shall be non-qualified Options and are not intended to be Incentive Stock Options that satisfy the requirements of
Section 422 of the Code. The terms of this Article VI shall only apply to Options granted to Eligible Employees.

    6.2 GRANTS. Subject to the provisions of Article V, the Committee shall have the authority to grant to any Eligible Employee one or more Stock Options.

    6.3 TERMS OF OPTIONS. Options granted under this Plan shall be subject to the following terms and conditions, and, shall be in such form and contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem desirable:

        (a) EXERCISE PRICE. The exercise price per share of Common Stock purchasable under an Option shall be determined by the Committee but shall not be less than 100% of the Fair Market Value of a share of Common Stock at the time of grant.

        (b) OPTION TERM. The term of each Stock Option shall be fixed by the Committee, but no Stock Option shall be exercisable more than ten
    (10) years after the date the Option is granted. Unless the Committee determines otherwise at grant, all Options shall be subject to termination by the Committee prior to a Change in Control if the Participant engages in Detrimental Activity.

        (c) EXERCISABILITY. Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee at grant. If the Committee provides, in its discretion, that any Stock Option is exercisable subject to certain limitations (including, without limitation, that it is exercisable only in installments or within certain time periods), the Committee may waive limitations on the exercisability at any time at or after grant in whole or in part (including, without limitation, waiver of the installment exercise provisions or acceleration of the time at which Options may be exercised), based on such factors, if any, as the Committee shall determine, in its sole discretion provided, that, unless otherwise determined by the Committee at grant, the grant shall provide that (i) as a condition of the exercise of an Option prior to a Change in Control, the Participant shall be required to certify at the time of exercise in a manner acceptable to the Company that the Participant is in compliance with the terms and conditions of the Plan and that the Participant has not engaged in, and does not intend to engage in, any Detrimental Activity and (ii) in the event the Participant engages in Detrimental Activity prior to, or during the one year period after, any exercise of the Option but prior to a Change in Control, the Company shall be entitled to recover from the Participant at any time within two (2) years after such exercise but prior to a Change in Control, and the Participant shall pay over to the Company, any gain realized as a result of the exercise (whether at the time of exercise or thereafter). The vesting and exercise of an Option granted to a Prospective Employee are conditioned upon such individual actually becoming an Eligible Employee.

        (d) METHOD OF EXERCISE. Subject to whatever installment exercise and waiting period provisions apply under subsection (c) above, Stock Options may be exercised in whole or in part at any time during the Option term, by giving written notice of exercise to the Company specifying the number of shares to be purchased accompanied by payment in full of the purchase price. Such notice shall be accompanied by payment in full of the purchase price
    (i) in cash or by check, bank draft or money order payable to the order of Company; (ii) if the Common Stock is traded on a national securities exchange, The Nasdaq Stock Market, Inc. or quoted on a national quotation system sponsored by the National Association of Securities Dealers, Inc. and the Committee authorizes this method of exercise, through the delivery of irrevocable instructions to a broker approved by the Committee to deliver promptly to the Company an amount equal to the purchase price; or (iii) on such other terms and conditions as may be acceptable to the Committee (which may include payment in full or part in the form of Common Stock owned by the Participant for a period of at least six (6) months (and for which the Participant has good title free and clear of any liens and encumbrances) based on the Fair Market Value of the Common Stock on the payment date as determined by the Committee or the surrender of vested Options owned by the Participant). No shares of Common Stock shall be issued until payment, as provided herein, therefor has been made or provided for.

        (e) BUY OUT AND SETTLEMENT PROVISIONS. The Committee may at any time on behalf of the Company offer to buy out an Option previously granted, based on such terms and conditions as the Committee shall establish and communicate to the Participant at the time that such offer is made.

        (f) FORM, MODIFICATION, EXTENSION AND RENEWAL OF OPTIONS. Subject to the terms and conditions and within the limitations of the Plan, an Option shall be evidenced by such form of agreement as is approved by the Committee, and the Committee may modify, extend or renew outstanding Options granted under the Plan, and accept the surrender of outstanding Options (up to the extent not theretofore exercised) and authorize the granting of new Options in substitution therefor (to the extent not theretofore exercised). Notwithstanding the foregoing, an outstanding Option may not be modified to reduce the exercise price thereof nor may a new Option at a lower price be substituted for a surrendered Option, provided that (i) the foregoing shall not apply to adjustments or substitutions in accordance with Section 4.2 and
    (ii) if a Stock Option is modified, extended or renewed and thereby deemed to be the issuance of a new Stock Option under the Code or the applicable accounting rules, the exercise price of such Stock Option may continue to be the original exercise price even if less than the Fair Market Value of the Common Stock at the time of such modification, extension or renewal.

        (g) OTHER TERMS AND CONDITIONS. Options may contain such other provisions, which shall not be inconsistent with any of the foregoing terms of the Plan, as the Committee shall deem appropriate including, without limitation, permitting "reloads" such that the same number of Options are granted as the number of shares used to pay for the exercise price of Options or shares used to pay withholding taxes ("Reloads"). With respect to Reloads, the exercise price of the new Stock Option shall be the Fair Market Value on the date of the "reload" and the term of the Stock Option shall be the same as the remaining term of the Options that are exercised, if applicable, or such other exercise price and term as determined by the Committee.

    6.4 TERMINATION OF EMPLOYMENT. The following rules apply with regard to Options upon the Termination of Employment of a Participant, unless otherwise determined by the Committee at grant or, if no rights of the Participant or in the case of his death his estate are reduced, thereafter.

        (a) TERMINATION BY REASON OF DEATH. If a Participant's Termination of Employment is by reason of death, any Stock Option held by such Participant may be exercised, to the extent exercisable at the Participant's death, by the legal representative of the estate, at any time within a period of one
    (1) year from the date of such death, but in no event beyond the expiration of the stated term of such Stock Option.

        (b) TERMINATION BY REASON OF DISABILITY. If a Participant's Termination of Employment is by reason of Disability, any Stock Option held by such Participant, may be exercised, to the extent exercisable at the Participant's termination, by the Participant (or the legal representative of the Participant's estate if the Participant dies after termination) at any time within a period of one (1) year from the date of such termination, but in no event beyond the expiration of the stated term of such Stock Option provided, however, that, if the Participant dies within such exercise period, any unexercised Stock Option held by such Participant shall thereafter be exercisable, to the extent to which it was exercisable at the time of death, for a period of one (1) year from the date of such death, but in no event beyond the expiration of the stated term of such Stock Option.

        (c) TERMINATION BY REASON OF RETIREMENT. If a Participant's Termination of Employment is by reason of Retirement, any Stock Option held by such Participant, may thereafter be exercised, to the extent exercisable at Retirement, by the Participant at any time within a period of ninety
    (90) days from the date of such termination, but in no event beyond the expiration of the stated term of such Stock Option; provided, however, that, if the Participant dies within such exercise period, any unexercised Stock Option held by such Participant shall thereafter be exercisable, to the extent to which it was exercisable at the time of death, for a period of one
    (1) year from the date of such death, but in no event beyond the expiration of the stated term of such Stock Option.

        (d) INVOLUNTARY TERMINATION WITHOUT CAUSE OR TERMINATION FOR GOOD REASON. If a Participant's Termination of Employment is by involuntary termination without Cause or for Good Reason, any Stock Option held by such Participant, may be exercised, to the extent exercisable at termination, by the Participant at any time within a period of ninety (90) days from the date of such termination, but in no event beyond the expiration of the stated term of such Stock Option.

        (e) TERMINATION WITHOUT GOOD REASON OR BY MUTUAL AGREEMENT. If a Participant's Termination of Employment is voluntary but without Good Reason or by mutual agreement between the Participant or the Company and occurs prior to, or more than ninety (90) days after, the occurrence of an event which would be grounds for Termination of Employment by the Company for Cause (without regard to any notice or cure period requirements), any Stock Option held by such Participant, may be exercised, to the extent exercisable at termination, by the Participant at any time within a period of thirty
    (30) days from the date of such termination, but in no event beyond the expiration of the stated term of such Stock Option.

        (f) OTHER TERMINATION. In the event the termination is for Cause or is a voluntary termination without Good Reason within ninety (90) days after occurrence of an event which would be grounds for Termination of Employment by the Company for Cause (without regard to any notice or cure period requirement), any Stock Option held by the Participant at the time of occurrence of the event which would be grounds for Termination of Employment by the Company for Cause shall be deemed to have terminated and expired upon occurrence of the event which would be grounds for Termination of Employment by the Company for Cause.

                                  ARTICLE VII.
           NON-EMPLOYEE DIRECTOR STOCK AWARDS AND STOCK OPTION GRANTS

    7.1 COMMON STOCK AWARD FOR NON-EMPLOYEE DIRECTORS. An award of shares of Common Stock shall be made under this Plan to each Non-Employee Director. Except with respect to such award of shares of Common Stock and Stock Options granted pursuant to this Article VII, no other Award under the Plan shall be made available to or granted to Non-Employee Directors. Notwithstanding anything contained herein to the contrary, the following provisions shall only apply to the award of shares of Common Stock to Non-Employee Directors:

        (a) INITIAL AWARD. A Non-Employee Director shall receive an award of 1,500 shares of Common Stock upon the date the Non-Employee Director begins service as a Non-Employee Director on the Board (even if previously an employee director).

        (b) ANNUAL AWARDS. On the first business day of each calendar quarter in each fiscal year of the Company, each Non-Employee Director who is a director of the Company on such date shall receive an award of Common Stock pursuant to the Plan calculated by dividing $6,250 by the Fair Market Value of the Common Stock on the first business day of the fiscal year. In the event that such quotient is other than a whole number of Common Stock, the value of the fractional Common Stock shall be paid to the Non-Employee Director in cash.

        (c) PURCHASE PRICE. Subject to Section 4.3, the purchase price of a share of Common Stock shall be zero to the extent permitted by applicable law and, to the extent not so permitted, such purchase price shall be par value.

        (d) LEGEND. Each Non-Employee Director receiving shares of Common Stock under this Article VII shall be issued a stock certificate in respect of such shares of Common Stock. Such certificate shall be registered in the name of such Non-Employee Director, and shall bear an appropriate legend, to the extent required by applicable law as the Company may determine upon advice of counsel, referring to the legal restrictions applicable to such shares. An award of shares of Common Stock shall be subject to the requirements of Section 12.1.

    7.2 STOCK OPTIONS. The terms of this Section 7.2 shall apply only to Options granted to Non-Employee Directors.

        (a) Without further action by the Board or the stockholders of the Company, each Non-Employee Director shall:

           (i) subject to the terms of the Plan, be granted Options to purchase 7,500 shares of Common Stock upon the date the Non-Employee Director begins service as a director on the Board (even if previously an employee director); provided that if such date in any year is a date on which the New York Stock Exchange is not open for trading, the grant shall be made on the first day thereafter on which the New York Stock Exchange is open for trading;

           (ii) subject to the terms of the Plan, on each Annual Date of Grant (as hereinafter defined) be automatically granted Options to purchase 3,750 shares of Common Stock; and

           (iii) notwithstanding the foregoing provisions of Sections
       7.2(a)(i) and 7.2(a)(ii), no such Option shall be granted if on the date of grant the Company has liquidated, dissolved or merged or consolidated with another entity in such a manner that it is not the surviving entity (unless the Plan has been assumed by such surviving entity with regard to future grants).

        (b) ANNUAL DATE OF GRANT. Annual grants shall be made initially on October 1, 2000 (the "Initial Grant Date") and on each anniversary of the Initial Grant Date thereafter (the Initial Grant Date and each anniversary of the Initial Grant Date thereafter being referred to as an "Annual Date of Grant"); provided that if such date in any year is a date on which the New York Stock Exchange is not open for trading, the grant shall be made on the first day thereafter on which the New York Stock Exchange is open for trading. Notwithstanding the foregoing, in the event no Fair Market Value can be determined pursuant to the provisions hereof (without regard to the last sentence of Section 2.17), no annual grant shall be made for such fiscal year.

        (c) OPTION AGREEMENT. Stock Options granted under this Article VII shall be non-qualified Options. Such Options shall be evidenced by Option agreements or grants.

        (d)  TERMS OF OPTIONS:

           (i) OPTION PRICE. The purchase price per share ("Purchase Price") deliverable upon the exercise of an Option shall be 100% of the Fair Market Value of such Common Stock at the time of the grant of the Option, or the par value of the Common Stock, whichever is greater.

           (ii) EXERCISABILITY. Except as otherwise provided herein, each Option granted under this Plan shall be exercisable on or after six
       (6) months and one (1) day after the date of grant if the director is then a director.

           (iii) METHOD FOR EXERCISE. A Non-Employee Director electing to exercise one or more Options shall give written notice to the Company of such election and of the number of Options he or she has elected to exercise. Common Stock purchased pursuant to the exercise of Options shall be paid for at the time of exercise in cash or by delivery of unencumbered Common Stock owned by the Non-Employee Director for at least six (6) months (or such longer period as required by applicable accounting standards to avoid a charge to earnings) or a combination thereof.

        (e) EXPIRATION. Except as otherwise provided herein, if not previously exercised each Option shall expire upon the tenth anniversary of the date of the grant thereof.

        (f) TERMINATION OF DIRECTORSHIP. The following rules apply with regard to Options upon a Termination of Directorship:

           (i) DEATH, DISABILITY OR OTHERWISE CEASING TO BE A DIRECTOR OTHER THAN FOR CAUSE. Except as otherwise provided herein, upon the Termination of Directorship, on account of Disability, death, resignation, failure to stand for reelection or failure to be reelected or otherwise other than as set forth in (ii) below, all outstanding Options then exercisable and not exercised by the Participant prior to such Termination of Directorship shall remain exercisable, to the extent exercisable at the Termination of Directorship, by the Participant or, in the case of death, by the Participant's estate or by the person given authority to exercise such Options by his or her will or by operation of law, for a three (3) year period commencing on the date of the Termination of Directorship, provided that such three (3) year period shall not extend beyond the stated term of such Options.

           (ii) CAUSE. Upon removal, failure to stand for reelection or failure to be renominated for Cause, or if the Company obtains or discovers information after Termination of Directorship that such Participant had engaged in conduct that would have justified a removal for Cause during such directorship, all outstanding Options of such Participant shall immediately terminate and shall be null and void.

           (iii) ACCELERATION OF EXERCISABILITY UPON DEATH. All Options granted and not previously exercisable shall become fully exercisable immediately upon a Termination of Directorship due to death.

           (iv) CANCELLATION OF OPTIONS. No Options that were not exercisable during the period such persons serves as a director shall thereafter become exercisable upon a Termination of Directorship for any reason or no reason whatsoever, and such Options shall terminate and become null and void upon a Termination of Directorship.

    7.3 CHANGES. The Awards to a Non-Employee Director shall be subject to Sections 4.2(a), (b), (c) and (d) of the Plan and this Section 7.3. Notwithstanding anything else herein, if the grants to be made under this
Article VII would violate the limitation set forth in Sections 4.1(a) and (b), such grants shall be proportionately reduced to an amount that would not violate such limitation and, subject to the next sentence, an additional make-up grant of the portion of any Award that has not yet been granted shall be made on the first day of the first month commencing at least twenty (20) days after such limitation is no longer exceeded based on the Fair Market Value on such date. Such make-up grant shall be made only to each director who is a Non-Employee Director of the Company at the time of such make-up grant and shall be made in an amount equal to the prior reduction. Notwithstanding the foregoing, in the event no Fair Market Value can be determined pursuant to the provisions hereof (without regard to the last sentence of Section 2.17) no grants of awards shall be made pursuant to the provisions of this Article VII.

    7.4 STOCKHOLDER APPROVAL. Notwithstanding anything contained herein to the contrary, no Award shall be made pursuant to this Article VII prior to the date on which the Plan is approved by the stockholders of the Company in accordance with the requirements of the State of Delaware.

                                 ARTICLE VIII.
                              NON-TRANSFERABILITY

    8.1  NON-TRANSFERABILITY.  Except as provided in the last sentence of this
Article VIII, no Award shall be Transferred by the Participant otherwise than by will or by the laws of descent and distribution, all Stock Options shall be exercisable, during the Participant's lifetime, only by the Participant, no Stock Option shall, except as otherwise specifically provided by law or herein, be Transferred in any manner, and any attempt to Transfer any such Stock Option shall be void. No Award shall in any manner be liable for or subject to the debts, contracts, liabilities, engagements or torts of any person who shall be entitled to such Award, nor shall it be subject to attachment or legal process for or against such person. Notwithstanding the foregoing, the Committee may determine at the time of grant or thereafter that an Option that is otherwise not Transferable pursuant to this Article VIII is Transferable, in whole or in part, to a "family member" as defined in Securities Act Form S-8 and under such conditions as specified by the Committee.

                                  ARTICLE IX.
                          CHANGE IN CONTROL PROVISIONS

    9.1 BENEFITS. In the event of a Change in Control of the Company (as defined below), except as otherwise provided by the Committee upon the grant of an Option, a Participant shall be entitled to the following benefits:

        (a) Subject to paragraph (b) below with regard to Options granted to Eligible Employees and paragraph (c) below with regard to all Options, all outstanding Stock Options of such Participant (whether an Eligible Employee or Non-Employee Director) granted prior to the Change in Control shall be fully vested and immediately exercisable in their entirety on the Change in Control. The Committee, in its sole discretion, may provide for the purchase of any such Stock Options by the Company or an Affiliate for an amount of cash equal to the excess of the Change in Control price (as defined below) of the shares of Common Stock covered by such Stock Options, over the aggregate exercise price of such Stock Options. For purposes of this
    Section 9.1, Change in Control price shall mean the higher of (i) the highest price per share of Common Stock paid in any transaction related to a Change in Control of the Company, or (ii) the highest Fair Market Value per share of Common Stock at any time during the sixty (60) day period preceding a Change in Control.

        (b) Notwithstanding anything to the contrary herein, unless the Committee provides otherwise at the time an Option is granted to an Eligible Employee hereunder, no acceleration of exercisability shall occur with respect to such Option if the Committee reasonably determines in good faith, prior to the occurrence of the Change in Control, that the Options shall be honored or assumed, or new rights substituted therefor (each such honored, assumed or substituted option hereinafter called an "Alternative Option"), by a Participant's employer (or the parent or a subsidiary of such employer) immediately following the Change in Control, provided that any such Alternative Option must meet the following criteria:

           (i) the Alternative Option must be based on stock which is traded on an established securities market, or which will be so traded within thirty (30) days of the Change in Control;

           (ii) the Alternative Option must provide such Participant with rights and entitlements substantially equivalent to or better than the rights, terms and conditions applicable under such Option, including, but not limited to, an identical or better exercise schedule; and

           (iii) the Alternative Option must have economic value substantially equivalent to the value of such Option (determined at the time of the Change in Control).

        (c) If the Company and the other party to a transaction constituting a Change in Control agree that such transaction shall be treated as a "pooling of interests" for financial reporting purposes, and if the transaction is in fact so treated, then acceleration of exercisability or vesting shall not occur to the extent the Company's independent public accountants determine in good faith that such acceleration would preclude "pooling of interests" accounting.

    9.2 CHANGE IN CONTROL. A "Change in Control" shall be deemed to have occurred upon:

        (a) any "person" as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company, any trustee or other fiduciary holding securities under any employee benefit plan of the Company, or any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of Common Stock of the Company), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing twenty-five percent (25%) or more of the combined voting power of the Company's then outstanding securities;

        (b) during any period of two (2) consecutive years, individuals who at the beginning of such period constitute the Board of Directors, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in paragraph (a), (c), or (d) of this section) whose election by the Board of Directors or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the Board of Directors;

        (c) a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; provided, however, that a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person acquires more than twenty-five percent (25%) of the combined voting power of the Company's then outstanding securities shall not constitute a Change in Control of the Company; or

        (d) the stockholders of the Company approve a plan of complete liquidation of the Company or the consummation of the sale or disposition by the Company of all or substantially all of the Company's assets other than
    (x) the sale or disposition of all or substantially all of the assets of the Company to a person or persons who beneficially own, directly or indirectly, at least fifty percent

    (50%) or more of the combined voting power of the outstanding voting securities of the Company at the time of the sale or (y) pursuant to a spinoff type transaction, directly or indirectly, of such assets to the stockholders of the Company.

                                   ARTICLE X.
                      TERMINATION OR AMENDMENT OF THE PLAN

    10.1 TERMINATION OR AMENDMENT. Notwithstanding any other provision of this Plan, the Board may at any time, and from time to time, amend, in whole or in part, any or all of the provisions of the Plan (including any amendment deemed necessary to ensure compliance with any regulatory requirement referred to in
Article XII), or suspend or terminate it entirely, retroactively or otherwise; provided, however, that, unless otherwise required by law or specifically provided herein, the rights of a Participant with respect to Awards granted prior to such amendment, suspension or termination, may not be impaired without the consent of such Participant and, provided further, without the approval of the stockholders of the Company in accordance with the laws of the State of Delaware, to the extent required by the applicable provisions of Section 162(m) of the Code, no amendment may be made that would (i) increase the maximum individual Participant limitations under Section 4.1(b); (ii) change the classification of employees eligible to receive Options under this Plan;
(iii) extend the maximum option period under Section 6.3; or (iv) require stockholder approval in order for the Plan to comply with the applicable provisions of Section 162(m) of the Code. In no event may the Plan be amended without the approval of the stockholders of the Company in accordance with the applicable laws of the State of Delaware to increase the aggregate number of shares of Common Stock that may be issued under the Plan or to make any other amendment that would require stockholder approval under the rules of any exchange or system on which the Company's securities are listed or traded at the request of the Company.

    The Committee may amend the terms of any Award theretofore granted, prospectively or retroactively, but, subject to Article IV above or as otherwise specifically provided herein, no such amendment or other action by the Committee shall impair the rights of any holder without the holder's consent.

    The Board may at any time or from time to time amend Article VII of the Plan to provide additional or different Awards to Non-Employee Directors or to effect any other amendment deemed appropriate.

                                  ARTICLE XI.
                                 UNFUNDED PLAN

    11.1 UNFUNDED STATUS OF PLAN. This Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments as to which a Participant has a fixed and vested interest but which are not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company.

                                  ARTICLE XII.
                               GENERAL PROVISIONS

    12.1 LEGEND. The Committee may require each person receiving shares pursuant to an Award under the Plan to represent to and agree with the Company in writing that the Participant is acquiring the shares without a view to distribution thereof. In addition to any legend required by this Plan, the certificates for such shares may include any legend which the Committee deems appropriate to reflect any restrictions on Transfer.

    All certificates for shares of Common Stock delivered under the Plan shall be subject to such stock transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the

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Common Stock is then listed or any national securities association system upon whose system the Common Stock is then quoted, any applicable Federal or state securities law, and any applicable corporate law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

    12.2 OTHER PLANS. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

    12.3 NO RIGHT TO EMPLOYMENT/DIRECTORSHIP. Neither this Plan nor the grant of any Award hereunder shall give any Participant or other employee any right with respect to continuance of employment by the Company or any Affiliate, nor shall they be a limitation in any way on the right of the Company or any Affiliate by which an employee is employed to terminate his employment at any time. Neither this Plan nor the grant of any Award hereunder shall impose any obligations on the Company to retain any Participant as a director nor shall it impose on the part of any Participant to remain as a director of the Company.

    12.4 WITHHOLDING OF TAXES. The Company shall have the right to deduct from any payment to be made to a Participant, or to otherwise require, prior to the issuance or delivery of any shares of Common Stock or the payment of any cash hereunder, payment by the Participant of, any Federal, state or local taxes required by law to be withheld.

    The Committee may permit any such statutorily required withholding obligation with regard to any Eligible Employee to be satisfied by reducing the number of shares of Common Stock otherwise deliverable or by delivering shares of Common Stock already owned. Any fraction of a share of Common Stock required to satisfy such tax obligations shall be disregarded and the amount due shall be paid in cash by the Participant.

    12.5  LISTING AND OTHER CONDITIONS.

        (a) Unless otherwise determined by the Committee, as long as the Common Stock is listed on a national securities exchange or system sponsored by a national securities association, the issue of any shares of Common Stock pursuant to an Award shall be conditioned upon such shares being listed on such exchange or system. The Company shall have no obligation to issue such shares unless and until such shares are so listed, and the right to exercise any Option with respect to such shares shall be suspended until such listing has been effected.

        (b) If at any time counsel to the Company shall be of the opinion that any sale or delivery of shares of Common Stock pursuant to an Award is or may in the circumstances be unlawful or result in the imposition of excise taxes on the Company under the statutes, rules or regulations of any applicable jurisdiction, the Company shall have no obligation to make such sale or delivery, or to make any application or to effect or to maintain any qualification or registration under the Securities Act of 1933, as amended, or otherwise with respect to Awards and the right to exercise any Option shall be suspended until, in the opinion of said counsel, such sale or delivery shall be lawful or will not result in the imposition of excise taxes on the Company.

        (c) Upon termination of any period of suspension under this
    Section 12.5, any Award affected by such suspension which shall not then have expired or terminated shall be reinstated as to all shares available before such suspension and as to shares which would otherwise have become available during the period of such suspension, but no such suspension shall extend the term of any Option.

        (d) A Participant shall be required to supply the Company with any certificates, representations and information that the Company requests and otherwise cooperate with the Company in obtaining any listing, registration, qualification, exemption, consent or approval the Company deems necessary or appropriate.

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    12.6  GOVERNING LAW.  This Plan shall be governed and construed in accordance with the laws of the State of Delaware (regardless of the law that might otherwise govern under applicable Delaware principles of conflict of laws).

    12.7 CONSTRUCTION. Wherever any words are used in this Plan in the masculine gender they shall be construed as though they were also used in the feminine gender in all cases where they would so apply, and wherever any words are used herein in the singular form they shall be construed as though they were also used in the plural form in all cases where they would so apply.

    12.8 OTHER BENEFITS. No Award payment under this Plan shall be deemed compensation for purposes of computing benefits under any retirement plan of the Company or its subsidiaries nor affect any benefits under any other benefit plan now or subsequently in effect under which the availability or amount of benefits is related to the level of compensation.

    12.9 COSTS. The Company shall bear all expenses included in administering this Plan, including expenses of issuing Common Stock pursuant to any Options hereunder.

    12.10 NO RIGHT TO SAME BENEFITS. The provisions of Awards need not be the same with respect to each Participant, and such Awards to individual Participants need not be the same in subsequent years.

    12.11 DEATH/DISABILITY. The Committee may in its discretion require the transferee of a Participant to supply it with written notice of the Participant's death or Disability and to supply it with a copy of the will (in the case of the Participant's death) or such other evidence as the Committee deems necessary to establish the validity of the transfer of an Option. The Committee may also require that the agreement of the transferee to be bound by all of the terms and conditions of the Plan.

    12.12 SECTION 16(B) OF THE EXCHANGE ACT. All elections and transactions under the Plan by persons subject to Section 16 of the Exchange Act involving shares of Common Stock are intended to comply with all exemptive conditions under Rule 16b-3. The Committee may establish and adopt written administrative guidelines, designed to facilitate compliance with Section 16(b) of the Exchange Act, as it may deem necessary or proper for the administration and operation of the Plan and the transaction of business thereunder.

    12.13 SUCCESSOR AND ASSIGNS. The Plan shall be binding on all successors and permitted assigns of a Participant, including, without limitation, the estate of such Participant and the executor, administrator or trustee of such estate.

    12.14 SEVERABILITY OF PROVISIONS. If any provision of the Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and the Plan shall be construed and enforced as if such provisions had not been included.

    12.15 HEADINGS AND CAPTIONS. The headings and captions herein are provided for reference and convenience only, shall not be considered part of the Plan, and shall not be employed in the construction of the Plan.

                                 ARTICLE XIII.
                             EFFECTIVE DATE OF PLAN

    The Plan shall become effective upon adoption by the Board, subject to the approval of this Plan by the stockholders of the Company in accordance with the requirements of the laws of the State of Delaware or such later date as provided in the adopting resolution.

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                                  ARTICLE XIV.
                                  TERM OF PLAN

    No Award shall be granted pursuant to the Plan on or after the tenth anniversary of the earlier of the date this Plan is adopted or the date of stockholder approval, but Awards granted prior to such tenth anniversary may extend beyond that date.

                                  ARTICLE XV.
                                  NAME OF PLAN

    This Plan shall be known as the "U.S. Industries, Inc. 2000 Stock Option Plan."

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